UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Halyard Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2017

Robert Abernathy
Chairman of the Board and Chief Executive Officer

FELLOW STOCKHOLDERS:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Halyard Health, Inc. (the “Company”). The meeting will be held on Thursday, April 27, 2017, at 9:00 a.m. Eastern time at the Company’s headquarters located at 5405 Windward Parkway, Alpharetta, Georgia 30004.

At the Annual Meeting, stockholders will be asked to elect three directors for a three-year term, ratify the selection of the Company’s independent auditors, and approve the compensation for our named executive officers. These matters are fully described in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is important. Regardless of whether you plan to attend the meeting, I urge you to vote your shares as soon as possible. You may vote using the included proxy card by completing, signing, and dating it, then returning it by mail. You may also vote your shares by using the telephone or Internet by following the instructions set forth on the proxy card. Additional information about voting your shares is included in the proxy statement.

Sincerely,

2017 Proxy Statement

Halyard Health, Inc. Notice of Annual Meeting of Stockholders TO BE HELD April 27, 2017	The Annual Meeting of Stockholders of Halyard Health, Inc. (the “Company”) will be held at the Company’s headquarters, which is located at 5405 Windward Parkway, Alpharetta, Georgia 30004, on Thursday, April 27, 2017, at 9:00 a.m. Eastern time for the following purposes:

	1.	To elect as directors the three nominees named in the accompanying proxy statement for a three-year term;

	2.	To ratify the selection of Deloitte & Touche LLP as our independent auditors for 2017;

	3.	To approve a non-binding resolution to approve the compensation of our named executive officers; and

	4.	To take action upon any other business that may properly come before the meeting or any adjournments of the meeting.

Stockholders of record at the close of business on March 3, 2017, are entitled to notice of and to vote at the meeting or any adjournments.

It is important that your shares be represented at the meeting. I urge you to vote promptly by using the telephone or Internet or by signing, dating and returning the enclosed proxy card.

To attend in person, please register by following the instructions on page 4. If you plan to attend the meeting, we ask that you nevertheless vote promptly by using the telephone or Internet or by signing, dating and returning the enclosed proxy card. You may revoke your proxy and vote your shares in person if you would like to do so.

	March 10, 2017	By Order of the Board of Directors.

Ross Mansbach Vice President— Deputy General Counsel and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for
the Stockholders Meeting to be held on April 27, 2017

This proxy statement along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at www.proxyvote.com.

2017 Proxy Statement

Table of Contents

1	Information About Our Annual Meeting
1	How We Provide Proxy Materials
1	Who May Vote
2	How to Vote
2	Effect of Not Instructing Your Broker
3	How Withhold Votes and Abstentions Will be Counted
3	How to Revoke or Change Your Vote
3	Votes Required
4	Attending the Annual Meeting
4	Costs of Solicitation

5	Corporate Governance
5	Board Leadership Structure
6	Director Independence
6	Board Meetings
6	Board Committees
11	Communicating with Directors
11	Other Corporate Governance Policies and Practices

13	Proposal 1. Election of Directors
13	Process and Criteria for Nominating Directors
15	Committee Review of Attributes of Current Directors
15	Diversity of Directors
15	The Nominees
17	Directors Continuing in Office
19	Director Compensation
20	2016 Outside Director Compensation

21	Proposal 2. Ratification of Auditors
22	Principal Accounting Firm Fees
22	Audit Committee Approval of Audit and Non-Audit Services
23	Audit Committee Report

24	Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

25	Compensation Discussion and Analysis
26	Compensation Executive Summary
28	Executive Compensation Objectives and Policies
29	Executive Compensation Design Philosophy and Guiding Principles
30	Components of Our Executive Compensation Program

2017 Proxy Statement	i

31	Setting Annual Compensation
33	Executive Compensation for 2016
38	Benefits and Other Compensation
39	Executive Compensation for 2017
40	Additional Information about Our Compensation Practices
44	Compensation Committee Report
45	Analysis of Compensation-Related Risks

46	Compensation Tables
46	Summary Compensation
50	Grants of Plan-Based Awards
51	Discussion of Summary Compensation and Plan-Based Awards Tables
51	Outstanding Equity Awards
54	Option Exercises and Stock Vested
54	Pension Benefits
54	Nonqualified Deferred Compensation
55	Potential Payments on Termination or Change of Control

61	Other Information
61	Security Ownership Information
63	Section 16(a) Beneficial Ownership Reporting Compliance
63	Transactions with Related Persons
64	Stockholders Sharing the Same Household
64	2018 Stockholder Proposals
64	Stockholder Nominations for Board of Directors
65	Annual Meeting Advance Notice Requirements
65	Annual Report

66	Other Matters to be Presented at the Meeting

67	Appendix A

ii	2017 Proxy Statement

March 10, 2017

Information About Our Annual Meeting	Halyard Health, Inc. 5405 Windward Parkway Alpharetta, GA 30004 678-425-9273

On behalf of the Board of Directors of Halyard Health, Inc. (the “Company”), we are soliciting your proxy for use at the 2017 Annual Meeting of Stockholders, to be held on April 27, 2017, at 9:00 a.m. Eastern time at the Company’s headquarters located at 5405 Windward Parkway, Alpharetta, Georgia 30004.

At the annual meeting, stockholders will vote on the following matters:

1.  The election of the three nominees named in this proxy statement as directors for a three-year term;

2.  The ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2017;

3.  A non-binding resolution to approve the compensation of our named executive officers; and

4.  Any other business that may properly come before the meeting or any adjournments of the meeting.

Our Board of Directors recommends that you vote your shares FOR each of proposals one through three.

How We Provide Proxy Materials	We began providing our proxy statement and form of proxy to stockholders on March 10, 2017.

As Securities and Exchange Commission (“SEC”) rules permit, we are making our proxy statement and our annual report available to many of our stockholders via the Internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the Notice for requesting these materials.

Who May Vote

If you were a stockholder of record at the close of business on the record date of March 3, 2017, you are eligible to vote at the meeting. Each share of our common stock that you own entitles you to one vote. Shares may not be voted cumulatively.

As of the record date, 46,681,798 shares of common stock were outstanding.

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of the shares held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded to you these proxy materials, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of non-routine items, your shares will be considered “broker non-votes” on those proposals.

2017 Proxy Statement	1

Information About Our Annual Meeting Effect of Not Instructing Your Broker

How to Vote

If you are the record holder of shares of our common stock as of the record date, you may vote by using the telephone or Internet, by completing and returning the enclosed proxy card by mail, or by voting in person at the meeting. To vote by telephone or Internet, see the instructions on the proxy card and have the proxy card available when you place your telephone call or access the Internet website. To vote your proxy by mail, or by voting in person at the meeting, mark your vote on the proxy card, then follow the instructions on the card to return it by mail.

If your shares are held in street name, please follow the instructions on the voting instruction card to vote your shares.

If you are the record holder of your shares and you attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a power of attorney or proxy from their record holder to do so.

If you return a completed and properly signed proxy card prior to the meeting, or if you vote by telephone or the Internet prior to the meeting, the persons named as proxies on the proxy card will vote your shares according to your directions. The voting results will be certified by independent Inspectors of Election.

If you are a stockholder of record and you sign and return your proxy card, or if you vote by using the telephone or Internet, but you do not specify how you want to vote your shares, the persons named as proxies on the proxy card will vote your shares as follows:

► FOR the election of directors named in this proxy statement;

► FOR ratification of the selection of our independent auditors; and

► FOR approval of the compensation of our named executive officers.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the proxy card will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

Effect of Not Instructing Your Broker

Routine Matters. If your shares are held in street name and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on routine matters. “Proposal 2 — Ratification of Auditors” is the only routine matter on the agenda at this year’s Annual Meeting.

Non-Routine Matters. Without instructions from you on how to vote your shares, your broker cannot vote your shares on non-routine matters, including Proposals 1 and 3, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on non-routine matters and will also not be counted for the purpose of determining the number of votes cast on these proposals. Broker non-votes will not affect the outcome of any proposals considered at the Annual Meeting.

2	2017 Proxy Statement

Information About Our Annual Meeting Votes Required

How Withhold Votes and Abstentions Will be Counted

Election of Directors. “Withhold” votes for the election of directors will have no impact on the outcome of the vote. They will not be counted for the purpose of determining the number of votes cast or as votes “for” or “against” a nominee.

Other Proposals. Abstentions will be counted:

► in determining the total number of shares entitled to vote on a proposal, and

► as votes against a proposal

How to Revoke or Change Your Vote

If you are a stockholder of record, there are several ways to revoke or change your vote:

► Mail a revised proxy card with a later date or a written notice of revocation with a later date to the Corporate Secretary of the Company (the revised proxy card or notice of revocation must be received by close of business on April 26, 2017). Use the following address: Halyard Health, Inc., Attn: Corporate Secretary, 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004.

► Use the telephone voting procedures or Internet voting website (the revocation or change must be completed by 11:59 p.m. Eastern time on April 26, 2017).

► Attend the meeting and vote in person. Please note that attendance at the meeting will not revoke a proxy if you do not actually vote at the meeting.

If you hold your shares in street name, the above options for changing your vote or revoking your instructions do not apply and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.

Votes Required

There must be a quorum to conduct business at the Annual Meeting, which is established by having a majority of the outstanding shares of our common stock present in person or represented by proxy. If you vote, your shares will be included in the number of shares to establish the quorum. Abstentions (or “Withhold” votes for the elections of directors) or proxy cards returned without voting instructions and broker non-votes will be counted as present for the purpose of determining whether the quorum requirement is satisfied.

Election of Directors. In 2016, the Company adopted a “plurality-plus” voting policy for directors in uncontested elections. Under our “plurality-plus” voting policy, if any nominee for director receives a greater number of votes “withheld” than votes “for” such nominee in an uncontested election, he or she will promptly tender his or her resignation. The Governance Committee, without the participation of the director who tendered his or her resignation, will then take action to accept or reject the director’s resignation and submit its recommendation to the full Board of Directors. The full Board of Directors, without the participation of the director who tendered his or her resignation, will accept or reject the resignation within 90 days of the certification of the election results and, if it chooses not to accept the resignation, will promptly disclose its decision in a Form 8-K or similar filing with the SEC. Further details about our “plurality plus” policy are included in our Corporate Governance Policies, which are available in the Investors’ section of our website at www.halyardhealth.com.

Other Proposals or Matters. Approval requires the affirmative vote of a majority of shares that are present at the Annual Meeting in person or by proxy and entitled to vote on the proposal.

If you are a stockholder of record and you do not sign and return a proxy card or vote by telephone or the Internet, your shares will not count toward the quorum requirement and will not affect the outcome of any proposal at the Annual Meeting.

2017 Proxy Statement	3

Information About Our Annual Meeting Costs of Solicitation

Attending the Annual Meeting

If you are a stockholder of record, you or a duly appointed representative may attend the Annual Meeting in person. Returning your proxy card will not affect your right to attend the Annual Meeting and to vote in person. If you do plan to attend, we ask that you inform us electronically, by telephone, or by checking the appropriate box on your proxy form. This will assist us with meeting preparations and help to expedite your admittance.

If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with written proof of your share ownership as of the record date. This will enable you to gain admission to the meeting.

If you need directions to the meeting, please contact Stockholder Services by telephone at 678-425-9273 or by e-mail at stockholder.services@hyh.com. Please bring a driver’s license or other photo-identification with you to the meeting to facilitate admission to the meeting.

Costs of Solicitation	The Company will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, and the out-of-pocket expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. Our employees will not receive additional compensation for such solicitations. We have retained D. F. King & Co., Inc., to aid in the solicitation at a cost of approximately $9,500 plus reimbursement of out-of-pocket expenses.

4	2017 Proxy Statement

Corporate Governance

Our governance structure and processes are based on a number of important governance documents including our Code of Conduct, Certificate of Incorporation, Corporate Bylaws, Corporate Governance Policies and our Board Committee Charters. These documents, which are available in the Investor’s section of our website at www.halyardhealth.com, guide the Board and our management in the execution of their responsibilities.

The Company believes that there is a direct connection between good corporate governance and long-term, sustained business success, and we believe it is important to uphold sound governance practices. As such, the Board reviews its governance practices and documents on an ongoing basis, and it considers changing regulatory requirements, governance trends, and issues raised by our stockholders. After careful evaluation, we may periodically make governance changes in view of these matters to maintain current good governance practices and promote stockholder value.

We believe we are in compliance with all applicable corporate governance requirements of the New York Stock Exchange (“NYSE”), the SEC, the Sarbanes-Oxley Act of 2002 and the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that have become effective as of the date of this proxy statement.

Board Leadership Structure

The Board has established a leadership structure that allocates responsibilities between our Chairman of the Board and Chief Executive Officer and our Lead Director. The Board believes that this allocation provides for dynamic Board leadership while maintaining strong independence and oversight.

Consistent with this leadership structure, at least once a quarter our Lead Director, who is an independent director, chairs executive sessions of our non-management directors. Members of the Company’s senior management team do not attend these sessions.

Chairman and Chief Executive Officer Positions

Under current circumstances, it is the Board’s view that a combined Chairman and CEO, coupled with a predominantly independent board and a proactive, independent Lead Director, promotes candid discourse and responsible corporate governance. Combining these roles also helps maintain clear lines of accountability internally and allows the Company’s leadership to speak with a single voice externally. The Board retains the discretion to separate the Chairman and Chief Executive Officer roles at any time if it deems that to be in the best interest of our Company and stockholders.

Robert Abernathy serves as Chairman of the Board and Chief Executive Officer. After careful consideration, the Board believes that with the benefit of Mr. Abernathy’s thirty plus years of operational and management experience at Kimberly-Clark Corporation (“Kimberly-Clark”) and the Company, he has demonstrated the leadership and vision necessary to lead the Board and the Company in establishing and executing our global business strategies. He maintains an investor- focused perspective, and his leadership has delivered strong performance over an extended period of time. Mr. Abernathy serves in this combined role at the pleasure of the Board without an employment contract.

2017 Proxy Statement	5

Corporate Governance Board Committees

Lead Director

Ronald Dollens serves as our independent Lead Director. Our Corporate Governance Policies outline the significant role and responsibilities of the Lead Director, which include:

► Chairing the Executive Committee

► Chairing executive sessions at which non-management directors meet outside management’s presence, and providing feedback from such sessions to the Chief Executive Officer

► Coordinating the activities of the independent directors

► Providing input on agendas and schedules for Board meetings

► Leading the annual Board evaluation

► Leading (with the Chairman of the Compensation Committee) the Board’s review and discussion of the Chief Executive Officer’s performance

► Providing feedback to individual directors following their periodic evaluations

► Speaking on behalf of the Board and chairing Board meetings when the Chairman of the Board is unable to do so

► Acting as a direct conduit to the Board for stockholders, employees and others according to the Board’s policies

Director Independence

We believe our independent board helps ensure good corporate governance and strong internal controls.

Our Corporate Governance Policies, as adopted by the Board, provide independence standards consistent with the rules and regulations of the SEC and the listing standards of the NYSE. Our independence standards can be found in Section 17 of our Corporate Governance Policies.

The Governance Committee of the Board has determined that all directors and nominees, except for Robert E. Abernathy, are independent directors and meet the independence standards in our Corporate Governance Policies.

Board Meetings

The Board of Directors met 7 times in 2016. All of the directors attended in excess of 75 percent of the total number of meetings of the Board and the committees on which they served.

Although we do not have a formal policy with respect to director attendance at annual meetings, all directors attended the 2016 Annual Meeting, and we expect that all directors, including those standing for election, will be in attendance at the Annual Meeting on April 27, 2017.

Board Committees

In 2016, the standing committees of the Board included the Audit Committee, Compensation Committee, Compliance Committee, Governance Committee, and Executive Committee. In compliance with applicable NYSE corporate governance listing standards, the Board has adopted Charters for all Committees except the Executive Committee.

Our Committee Charters are available in the Investors section of our website at www.halyardhealth.com.

As set forth in our Corporate Governance Policies, and in the charter of each individual committee, the Board’s committees all have the authority to retain independent advisors and consultants, with all costs paid by the Company.

6	2017 Proxy Statement

Corporate Governance Board Committees

Audit Committee

Chairman: Heidi Kunz Other members: Gary Blackford and Patrick O’Leary

The Board has determined that Ms. Kunz is an “audit committee financial expert” under SEC rules and regulations. In addition, all Audit Committee members satisfy the NYSE’s financial literacy requirements and qualify as independent directors under our Corporate Governance Policies.

No member of the Audit Committee serves on the audit committees of more than three public companies. Under our Audit Committee Charter and NYSE corporate governance listing standards, if a member were to serve on more than three such committees, the Board would then determine whether this situation impairs the member’s ability to serve effectively on our Audit Committee, and we would post information about this determination on the Investors section of our website at www.halyardhealth.com.

The Committee met 6 times in 2016, including once in joint session with the Compliance Committee.

The Committee’s principal functions, as specified in its Charter, include:

► Overseeing:

 †  the quality and integrity of our financial statements

 †  our compliance programs in coordination with our Compliance Committee

 †  our hedging strategies and policies

 †  the independence, qualification and performance of our independent auditors

 †  the performance of our internal auditors

► Selecting and engaging our independent auditors, subject to stockholder ratification

► Pre-approving all audit and non-audit services that our independent auditors provide

► Reviewing the scope of audits and audit findings, including any comments or recommendations of our independent auditors

► Establishing policies for our internal audit programs

► Overseeing our risk management program and receiving periodic reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business

For additional information about the Audit Committee’s oversight activities with respect to our 2016 financial statements, see “Proposal 2. Ratification of Auditors — Audit Committee Report.”

Compensation Committee

Chairman: Julie Shimer Other members: John Byrnes, William Hawkins, and Maria Sainz.

2017 Proxy Statement	7

Corporate Governance Board Committees

Each member of this Committee is an independent director. The Committee met 6 times in 2016.

The Committee’s principal functions, as specified in its Charter, include:

► Establishing and administering the policies governing annual compensation and long-term compensation, including stock option awards, restricted stock awards and restricted share unit awards, such that the policies are designed to align compensation with our overall business strategy and performance

► Setting, after an evaluation of his overall performance, the compensation level of the Chief Executive Officer

► Determining, in consultation with the Chief Executive Officer, compensation levels and performance targets for our executive officers

► Setting annual targets and certifying awards for corporate performance under our corporate incentive compensation plans

► Overseeing:

 †  leadership development for senior management and future senior management candidates

 †  a periodic review of our long-term and emergency succession planning for the Chief Executive Officer and other key officer positions, in conjunction with our Board

 †  key organizational effectiveness and engagement policies

► Annually reviewing our compensation policies and practices for the purpose of mitigating risks arising from these policies and practices that could reasonably have a material adverse effect on the Company

Roles of the Committee and the CEO in Compensation Decisions

Each year, the Committee reviews and sets the compensation of our executive officers, including our Chief Executive Officer. The Committee’s Charter does not permit the Committee to delegate to anyone the authority to establish any compensation policies or programs for the executive officers. With respect to officers that are not executive officers (our “non-executive officers”), our Chief Executive Officer has the authority to establish compensation programs and, subject to certain limits, to approve equity grants. However, only the Committee may make equity grants to our executive officers.

Our Chief Executive Officer makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our Chief Executive Officer. While our Chief Executive Officer and Chief Human Resources Officer typically each attend Committee meetings, none of the other executive officers is present during the portion of the Committee meetings when compensation for executive officers is set. In addition, neither our Chief Executive Officer nor our Chief Human Resources Officer is present during the portion of the Committee meetings when their compensation is set.

For additional information on the Committee’s processes and procedures for determining executive compensation, and for a detailed discussion of our compensation policies, see “Compensation Discussion and Analysis.”

Use of Compensation Consultants

The Committee’s Charter authorizes the Committee to retain advisors, including compensation consultants, to assist it in its work. The Committee believes that compensation consultants can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation policies. In selecting a consultant, the

8	2017 Proxy Statement

Corporate Governance Board Committees

Committee evaluates the independence of the firm as a whole and of the individual advisors who will be working with the Committee.

The Committee retains an independent executive compensation consultant who, according to the Committee’s written policy, provides services solely to the Committee and not to the Company. The Committee’s consultant has no other business relationship with the Company and receives no payments from the Company other than fees for services to the Committee. The consultant reports directly to the Committee and the Committee may replace the consultant or hire additional consultants at any time. The Committee has selected Meridian Compensation Partners, LLC as its independent consultant.

In 2016, the scope of activities for the Committee’s independent compensation consultant included:

► Conducting a review of the executive compensation peer group

► Reviewing and commenting on the Company’s executive compensation programs

► Conducting a risk assessment of the Company’s executive compensation programs

► Attending Committee meetings

► Periodically consulting with the Chairman of the Committee

Committee Assessment of Consultant Conflicts of Interest. The Committee has reviewed whether the work provided by Meridian Compensation Partners raises any conflict of interest. Factors considered by the Committee include: (1) whether other services are provided to the Company by the consultant; (2) what percentage of the consultant’s total revenue is made up of fees from the Company; (3) policies or procedures of the consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Committee members; (5) any shares of the Company stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on its review, the Committee does not believe that the compensation consultants that performed services to the Committee in 2016 have a conflict of interest with respect to the work performed for the Committee.

Committee Report

The Committee has reviewed the “Compensation Discussion and Analysis” section of this proxy statement and has recommended that it be included in this proxy statement. The Committee’s report is located at “Compensation Discussion and Analysis — Compensation Committee Report.”

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2016 were Dr. Shimer, Messrs. Byrnes and Hawkins, and Ms. Sainz. None of the members of the Compensation Committee was, during 2016, a current or former officer or employee of the Company. Also, none of the members of the Compensation Committee had any relationship with the Company in 2016 requiring disclosure under Item 404 of Regulation S-K. For information about the Company’s policies on transactions with related parties, see “Transactions with Related Parties” later in this proxy statement. During 2016, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compliance Committee

Chairman: William Hawkins Other Members: John Byrnes, Maria Sainz and Julie Shimer

2017 Proxy Statement	9

Corporate Governance Board Committees

Each member of this Committee is an independent director. The Committee met 6 times in 2016, including once in joint session with the Audit Committee.

The Committee’s principal functions, as specified in its Charter, include the following:

► Overseeing the Company’s compliance program in the areas of Code of Conduct, Conflicts of Interest, Consumer Protection, Ethics, Environment, Government Relations, Health and Safety, Customs and Export Controls, False Claims, Foreign Corrupt Practices Act and similar anti-bribery laws, Fraud and Abuse Laws including Anti-Kickback, Information Systems Security, Intellectual Property, Labor & Employment, Physical Security, Quality, Recalls, Regulatory, including FDA, Safety, Sunshine Act, and Transportation

► Overseeing the Company’s sustainability, corporate social responsibility and corporate citizenship matters

► Monitoring the Company’s efforts to implement programs, policies and procedures relating to compliance matters

► Overseeing the investigation of any significant instances of noncompliance with laws or the Company’s compliance program, policies or procedures, other than any instances involving financial noncompliance

► Reviewing the Company’s compliance risk assessment plan

► Identifying and investigating emerging compliance issues and trends which may affect the Company

Governance Committee

Chairman: Gary D. Blackford Other Members: Heidi Kunz and Patrick O’Leary

Each member of this Committee is an independent director. The Committee met 5 times in 2016.

The Committee’s principal functions, as specified in its Charter, include the following:

► Overseeing the screening and recruitment of prospective Board members and making recommendations to the Board of Directors regarding specific director nominees, as well as overseeing the process for Board nominations

► Overseeing corporate governance matters, including developing and recommending to the Board changes to our Corporate Governance Policies

► Advising the Board on:

† Board organization, membership, function, performance and compensation

† committee structure and membership

† policies and positions regarding significant stockholder relations issues

► Reviewing director independence standards and making recommendations to the Board with respect to the determination of director independence

► Monitoring and recommending improvements to the Board’s practices and procedures

► Reviewing stockholder proposals and considering how to respond to them

10	2017 Proxy Statement

Corporate Governance Other Corporate Governance Policies and Practices

The Committee, in accordance with its Charter and our Certificate of Incorporation, has established criteria and processes for director nominations, including those proposed by stockholders. Those criteria and processes are described in “Proposal 1. Election of Directors — Process and Criteria for Nominating Directors” and “Other Information — Stockholder Nominations for Board of Directors.”

Executive Committee

Chairman: Ron Dollens (Lead Independent Director) Other Members: Robert Abernathy, Heidi Kunz, William Hawkins and Julie Shimer

The Committee did not meet in 2016.

The Committee’s principal function is to exercise, when necessary between Board meetings, the Board’s powers to direct our business and affairs. Accordingly, the Committee has no regularly scheduled meetings and it is expected that, each year, the Committee will meet infrequently or not at all.

Communicating with Directors	The Board has established processes by which stockholders and other interested parties may communicate with the Board, including the Lead Director, as well as with the Audit Committee and Compliance Committee. Those processes can be found in the Investors section of our website at www.halyardhealth.com.

Other Corporate Governance Policies and Practices

Corporate Governance Policies. The Board of Directors has adopted Corporate Governance Policies. These policies guide the Company and the Board on matters of corporate governance, including: director responsibilities, Board committees and their Charters, director independence, director compensation and performance assessments, director orientation and education, director access to management, Board access to outside financial, business and legal advisors, and management development and succession planning. To see these policies, go to the Investors section of our website at www.halyardhealth.com.

Code of Conduct. The Company has a Code of Conduct that applies to all of our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer and Vice President and Controller. It is available in the Investors section of our website at www.halyardhealth.com. Any amendments to or waivers of our Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer or Vice President and Controller will also be posted at that location.

Board and Management Roles in Risk Oversight. The Board is responsible for providing risk oversight with respect to our operations. In connection with this oversight, the Board particularly focuses on our strategic and operational risks, as well as related risk mitigation. In addition, the Board reviews and oversees management’s response to key risks facing the Company.

The Board’s committees review particular risk areas to assist the Board in its overall risk oversight of the Company:

► The Audit Committee monitors risks relating to such matters as our internal controls, financial statement integrity and fraud risks, and related risk mitigation. In connection with this oversight, the Audit Committee receives regular reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business. The Audit Committee also receives an annual enterprise risk management update, which discusses our key financial, strategic, operational and compliance risks.

► The Compensation Committee reviews the risk profile of our compensation policies and practices. This process includes a review of an assessment of our compensation programs, as described in “Compensation Discussion and Analysis — Analysis of Compensation-Related Risks.”

2017 Proxy Statement	11

Corporate Governance Other Corporate Governance Policies and Practices

► The Compliance Committee monitors risks relating to certain compliance matters, such as those described in the section “Compliance Committee,” and recommends appropriate actions in response to those risks.

► The Governance Committee monitors risks relating to governance matters and recommends appropriate actions in response to those risks.

Complementing the Board’s overall risk oversight, our senior executive team identifies and monitors key enterprise-wide and business unit risks, providing the basis for the Board’s risk review and oversight process. Our senior management team is supported by management members from core business units and from our finance, treasury, information technology, global risk management, compliance and legal functions. Management identifies significant risks for review and updates our policies for risk management in areas such as hedging, foreign currency and country risks, product liability, property and casualty risks, and supplier and customer risks. The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

Whistleblower Procedures. The Audit Committee has established procedures for receiving, recording and addressing any complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. The Compliance Committee has adopted similar procedures for receiving, recording, and addressing any complaints we receive regarding compliance matters other than those addressed by the Audit Committee. The Audit Committee’s and Compliance Committee’s procedures are available in the Investor’s section of our website at www.halyardhealth.com. We also maintain a toll-free Code of Conduct telephone line and a website, each allowing our employees and others to voice their concerns anonymously.

Management Succession Planning. In conjunction with the Board, the Compensation Committee is responsible for periodically reviewing the long-term management development plans and succession plans for the Chief Executive Officer and other key officers, as well as the emergency succession plan for the Chief Executive Officer and other key officers if any of these officers unexpectedly becomes unable to perform his or her duties.

Disclosure Committee. We have established a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings with the SEC. This committee is composed of members of management and is chaired by our Vice President and Controller.

No Executive Loans. We do not extend loans to our executive officers or directors and therefore do not have any such loans outstanding.

Charitable Contributions. The Governance Committee has adopted guidelines for the review and approval of charitable contributions by the Company to organizations or entities with which a director or an executive officer may be affiliated. We will disclose in the Investors section of our website at www.halyardhealth.com any contributions made by us to a tax-exempt organization under the following circumstances:

► An independent director serves as an executive officer of the tax-exempt organization; and

► If within the preceding three years, contributions in any single year from the Company to the organization exceeded the greater of $1 million or 2 percent of the tax-exempt organization’s consolidated gross revenues.

12	2017 Proxy Statement

Proposal 1.
Election of Directors

Our Board is divided into three classes, as required by our Certificate of Incorporation, with one class of directors elected each year for a three-year term. As of the date of this proxy statement, the Board of Directors consists of nine directors. Three of the directors have terms that expire at this year’s Annual Meeting (Class of 2017), three have terms that expire at next year’s Annual Meeting (Class of 2018), and three have terms that expire at the 2019 Annual Meeting (Class of 2019).

The three nominees standing for election at the Annual Meeting are being nominated to serve for a term to expire at the 2020 Annual Meeting of Stockholders (Class of 2020), and until their successors have been duly elected and qualified. All nominees have advised us that they will serve if elected; however, should any nominee become unable to serve, the Board may reduce the number of directors to be elected or select a substitute nominee. If the Board selects a substitute nominee, the shares represented by valid proxies will be voted for the substitute nominee, other than shares voted “Withhold” with respect to the original nominee.

Given the independent status of the nominees, if all nominees are elected at the Annual Meeting, eight of the nine directors on our Board will be independent directors.

Process and Criteria for Nominating Directors

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer and the Lead Director. The Committee therefore recommends to the Board any new appointments and nominees for election as directors at our annual meeting of stockholders. It also recommends nominees to fill any vacancies. As provided in our Certificate of Incorporation, the Board may elect a new director when a vacancy occurs between annual meetings of stockholders.

The Committee may receive recommendations for Board candidates from various sources, including our directors, management and stockholders. Stockholders may submit recommendations for Board candidates to the Chairman of the Governance Committee at Halyard Health, Inc., c/o Corporate Secretary, 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004. Board candidates recommended by stockholders are evaluated using the same criteria as candidates recommended by other sources. For details on this process, see “Other Information — Stockholder Nominations for Board of Directors.” In addition, the Governance Committee may periodically retain a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Committee.

The Committee believes that the criteria for director nominees should foster effective corporate governance, support our strategies and businesses, take diversity into account and ensure that our directors, as a group, have an overall mix of the attributes needed for an effective Board. The criteria should also support the successful recruitment of qualified candidates.

Qualified candidates for director are those who, in the judgment of the Committee, possess all of the personal attributes and a sufficient mix of the experience attributes listed below to ensure effective service on the Board.

2017 Proxy Statement	13

Proposal 1. Election of Directors Process and Criteria for Nominating Directors

PERSONAL ATTRIBUTES

Leadership	Collaborative	Ability to communicate
► Lead in personal and professional lives.	► Actively participate in Board and committee matters.	► Possess good interpersonal skills.

Ethical Character	Independence	Effectiveness
► Possess high standards for ethical behavior.	► Independent of management and Company (for non-management directors only).	► Bring a proactive and solution-oriented approach.

EXPERIENCE ATTRIBUTES

ATTRIBUTE	FACTORS THAT MAY BE CONSIDERED
Financial acumen Has good knowledge of business finance and financial statements

► Satisfies the financial literacy requirements of the NYSE

► Qualifies as an audit committee financial expert under the rules and regulations of the SEC

► Has an accounting, finance or banking background

General business experience Possesses experience that will aid in judgments concerning business issues	► Has leadership experience as a chief or senior executive officer ► Has experience setting compensation
Industry knowledge Possesses knowledge about our industries	► Has substantial knowledge of the healthcare industry, including with respect to caregiving, cost reimbursement or regulatory environment ► Has governance/public company board experience
Diversity of background and viewpoint Brings to the Board an appropriate level of diversity

► Brings a diverse viewpoint that is representative of our customer, consumer, employee and stockholder base

► Provides a different perspective (stemming, for example, from an academic background or experience from outside the healthcare industries)

Special business experience Possesses global management experience and experience with healthcare supplies and medical devices	► Has international experience ► Has a track record of successful innovation ► Has supply chain management expertise

14	2017 Proxy Statement

Proposal 1. Election of Directors The Nominees

Committee Review of Attributes of Current Directors

The Governance Committee has reviewed the background of each of our current directors and their service on the Board in light of the personal and experience attributes described above. The Committee has determined that each director possesses all of the personal attributes as well as a sufficient mix of the experience attributes.

For details about each director’s specific experience attributes, see “The Nominees” and “Directors Continuing in Office” below.

Diversity of Directors	As noted above, the Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. As a result, the Committee seeks to have a diverse Board that is representative of our customer, product user, employee and stockholder base. While the Committee carefully considers this diversity when considering nominees for director, the Committee has not established a formal policy regarding diversity in identifying director nominees.

The Nominees	The following three individuals are nominated for election to the Board of Directors for a three-year term expiring at the 2020 Annual Meeting of Stockholders (Class of 2020):

Robert E. Abernathy, age 62, has been the Chairman of our Board of Directors and our Chief Executive Officer since our spin-off from Kimberly-Clark on October 31, 2014. He served as President Global Health Care of Kimberly-Clark from June 2014 until the spin-off. Prior to that he served as an Executive Vice President of Kimberly-Clark from November 2013 to June 2014, and prior to that served as Kimberly-Clark’s Group President — Europe, Global Nonwovens, and Continuous Improvement & Sustainability from 2012 to November 2013. He had overall responsibility for Kimberly-Clark’s Health Care business from 1997 to early 2004. His past responsibilities at Kimberly-Clark have also included overseeing its businesses in Asia, Latin America, Eastern Europe, the Middle East and Africa, as well as operations and major project management in North America. He was appointed Vice President — North American Diaper Operations in 1992; Managing Director of Kimberly-Clark Australia Pty. Limited in 1994; Group President — Developing and Emerging Markets in 2004; and Group President — North Atlantic Consumer Products in 2008. Mr. Abernathy was selected to serve as the Chairman of our Board of Directors due to his leadership experience as our Chief Executive Officer and as an executive vice president of Kimberly-Clark, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

Ronald W. Dollens, age 70, was elected to our Board in October 2014. Mr. Dollens is the Lead Director of our Board of Directors, and, as such, serves as the Chairman of the Executive Committee. Mr. Dollens retired as the President and Chief Executive Officer of Guidant Corporation, a global producer of cardiovascular therapeutic devices and related products, in 2005 where he had served since its spin-off from Eli Lilly & Company in 1994. Prior to that time, he held various management positions at Eli Lilly & Company from 1972 until 1994. From 2000 until 2011, he served on the Board of Directors of Kinetic Concepts, Inc., a publicly-traded global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products, and served as Chairman from 2005 until 2011. Mr. Dollens has also served on the Board of Directors of Abiomed, Inc. from 2006 until October 2010, and Beckman Coulter, Inc. from 1999 until April 2005. Mr. Dollens has been selected to serve as the Lead Director of our Board of Directors due to his leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

2017 Proxy Statement	15

Proposal 1. Election of Directors The Nominees

Heidi K. Kunz, age 62, was elected to our Board in October 2014. Ms. Kunz is the Chairperson of the Audit Committee. Ms. Kunz retired as the Executive Vice President and Chief Financial Officer of Blue Shield of California, a not-for-profit health plan provider, where she served from 2003 to 2012. Prior to that time, she served as the Executive Vice President and Chief Financial Officer of Gap, Inc., a multinational clothing and accessories retailer, from 1999 until 2003. Ms. Kunz also serves as a director of Agilent Technologies, Inc., a public research development and manufacturing company, and as a director of Financial Engines, Inc., an investment advisement company. Ms. Kunz has been selected to serve as a member of our Board of Directors due to her executive leadership experience as a chief financial officer, financial literacy and experience in finance and accounting, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

The Board of Directors unanimously recommends a vote FOR the election of each of the three nominees for director named above.

16	2017 Proxy Statement

Proposal 1. Election of Directors Directors Continuing in Office

Directors Continuing in Office	The following members of the Board of Directors are continuing in office and have terms expiring as indicated below:
Term Expiring at the 2019 Annual Meeting (Class of 2019):
John P. Byrnes, age 58, was elected to our Board in October 2014. Mr. Byrnes served as the Chairman of the Board of Lincare Holdings, Inc. (“Lincare”), a provider of home respiratory care, infusion therapy and medical equipment, from March 2000 through March 2015 and as a director of Lincare from May 1997 to August 2015. Mr. Byrnes was the Chief Executive Officer of Lincare from 1997 until March 2015 and served as Lincare’s President from June 1996 until April 2003. Prior to becoming Lincare’s President, Mr. Byrnes served in a number of capacities at Lincare over a ten-year period, including serving as Chief Operating Officer throughout 1996. Mr. Byrnes was a director of Kinetic Concepts, Inc., a publicly-traded global medical technology company devoted to the discovery, development, manufacturing and marketing of innovative, high-technology therapies and products, from January 2003 until February 2011 and of U.S. Renal Care, Inc., a dialysis provider, from August 2005 until 2012. Mr. Byrnes serves on the Board of Tenet Healthcare Corporation. Mr. Byrnes has been selected to serve as a member of our Board of Directors due to his leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

Maria Sainz, age 51, was elected to our Board in February 2015. Ms. Sainz has served as the President and Chief Executive Officer of Cardiokinetix, a medical device company pioneering a catheter-based treatment for heart failure, since May 2012. She was the President and Chief Executive Officer of Concentric Medical, Inc., a developer of minimally invasive products for the treatment of acute ischemic stroke, from April 2008 until May 2012. In October 2011, Concentric Medical was acquired by Stryker Corporation, a medical technology company, where she was named General Manager of the business unit of Stryker Neurovascular. From 2006 to 2008, Ms. Sainz led integration activities following the acquisition of Guidant Corporation by Boston Scientific. From February 2003 through July 2006, Ms. Sainz served as President of the Cardiac Surgery division of Guidant Corporation. From January 2001 through February 2003, Ms. Sainz served as Vice President, Global Marketing for the Vascular Intervention division of Guidant Corporation. From late 1998 through early 2001, Ms. Sainz served as Vice President of the Intermedics Cardiac Rhythm Management business of Guidant Corporation in Europe. Ms. Sainz also serves as a director of Orthofix International, N.V, a global medical device company, The Spectratenics Corporation, a cardiovascular technology company, and MRI Interventions, Inc., a medical device company. Ms. Sainz has been selected to serve as a member of our Board of Directors due to her leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience, and public company board experience.

Dr. Julie Shimer, age 64, was elected to our Board in October 2014. Dr. Shimer is the Chairman of the Compensation Committee. She is currently a private investor and has 30 years of product development experience, including many years with major communications companies. From March 2007 to April 2012 she served as Chief Executive Officer of Welch Allyn, Inc., a manufacturer of frontline medical products and solutions, having served on the board of directors beginning in July 2002. Previously, Dr. Shimer was President and Chief Executive Officer of Vocera Communications, Inc., a provider of wireless communications systems, also serving on the board of directors. She also has served as general manager at 3Com Corporation and Motorola and has been a product development leader at Motorola and AT&T Bell Laboratories. She has also served as the Chairwoman of Empire State Development Corp., the State of New York’s economic development organization and as an advisor to two private companies, Kitchology, a mobile platform empowering families dealing with special diets through the power of technology and community, and CPLANE Networks, a leader in end-to-end data center and wide area network service orchestration that enables software-defined networking (SDN) and network function virtualization (NFV) services to be launched and managed in a single environment. She also serves on the boards of directors of three nonprofit organizations. Dr. Shimer also serves as a director of Netgear, Inc., a provider of home and small business network solutions, and EarthLink Holdings Corp., a leading managed network and cloud services provider. Dr. Shimer has been selected to serve as a member of our Board of Directors due to her leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

2017 Proxy Statement	17

Proposal 1. Election of Directors Directors Continuing in Office

Term Expiring at the 2018 Annual Meeting (Class of 2018):

William A. Hawkins, age 62, was elected to our Board of Directors in December 2015. Mr. Hawkins is the Chairman of our Compliance Committee. Mr. Hawkins serves as the Lead Director at Immucor, Inc., a leading provider of transfusion and transplantation diagnostic products worldwide. He also served as President and Chief Executive Officer of Immucor from October 2011 to July 2015. From 2008 to 2011, he served as Chairman and Chief Executive Officer of Medtronic, Inc., a global leader in medical technology. He served as President and Chief Executive Officer of Medtronic, Inc. from 2007 to 2008, President and Chief Operating Officer of Medtronic, Inc. from 2004 to 2007, and Senior Vice President and President, Vascular of Medtronic, Inc. from 2001 to 2004. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation, a medical equipment company. Prior thereto, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer products company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company. Mr. Hawkins also serves as Chairman of the Board of KeraNetics, LLC, and Bioventus, LLC, and as a director of Trice Medical, Inc., and Baebies, Inc., all of which are medical products companies. Mr. Hawkins has been a member of the Duke University Board of Trustees since 2011. Mr. Hawkins was selected to serve as a member of our Board of Directors due to his leadership experience as a chief executive officer, knowledge of, and experience in, the healthcare industry, international experience and governance and public company board experience.

Gary D. Blackford, age 59, was elected to our Board in October 2014. Mr. Blackford is the Chairman of our Governance Committee. From 2002 until February 2015, Mr. Blackford was the Chairman of the Board and Chief Executive Officer of Universal Hospital Services, Inc. (“UHS”), a leading, nationwide provider of medical technology outsourcing and services to the health care industry. Mr. Blackford was the Chief Executive Officer of Curative Health Services, Inc., a specialty pharmacy and health services company, from 2001 to 2002. He was also the Chief Executive Officer of ShopforSchool, Inc., an online retailer, from 1999 to 2001. Mr. Blackford has been a director of Wright Medical Group, N.V. (WMGI), since 2008, EnteroMedics, Inc., since 2016, PipelineRX, Inc. (private), since 2016, and Children’s Hospitals and Clinics of Minnesota since 2017. Mr. Blackford has been selected to serve as a member of our Board of Directors due to his executive leadership experience as a chief executive officer, financial literacy and experience in finance and accounting, international experience, and governance and public company board experience.

Patrick J. O’Leary, age 59, was elected to our Board in October 2014. Mr. O’Leary served as Executive Vice President and Chief Financial Officer of SPX Corporation, a global industrial and technological services and products company, from December 2004 until August 2012, when he retired. Prior to that time, he served as Chief Financial Officer and Treasurer of SPX Corporation from October 1996 to December 2004. Mr. O’Leary has been a director of PulteGroup, Inc. (NYSE:PHM), since 2005 and a director and Chairman of SPX Corporation (NYSE: SPXC), since 2015. Mr. O’Leary has been selected to serve as a member of our Board of Directors due to his executive leadership experience as a chief financial officer, financial literacy and experience in finance and accounting, international experience, and governance and public company board experience.

18	2017 Proxy Statement

Proposal 1. Election of Directors Director Compensation

Director Compensation	Directors who are not officers or employees of the Company or any of our subsidiaries, affiliates or equity companies are “Outside Directors” for compensation purposes and are compensated for their services under our Outside Directors’ Compensation Plan. All independent directors currently on our Board are Outside Directors and are compensated under this Plan.

Our objectives for Outside Director compensation are:

► to attract qualified candidates for Board service

► to remain competitive with the median compensation paid to outside directors of comparable companies

► to keep pace with changes in practices in director compensation

► to reinforce our practice of encouraging stock ownership by our directors

In 2015, our Outside Director compensation was established based on the median non-management director compensation for our peers.

The table below shows how we structure Outside Director compensation:

Board Members

Cash retainer: $70,000 annually, paid in four quarterly payments at the beginning of each quarter.

Restricted share units: Annual grant with a value of $140,000, awarded and valued on the first business day of the year

Lead Director	Additional cash compensation of $20,000, paid in four quarterly payments at the beginning of each quarter
Committee Chairs	Additional cash compensation of $15,000, paid in four quarterly payments at the beginning of each quarter

New Outside Directors receive a pro-rated annual retainer and grant of restricted share units based on the month when they join the Board.

We also reimburse Outside Directors for expenses incurred in attending Board or committee meetings.

Restricted share units are not shares of our common stock. Rather, restricted share units represent the right to receive a pre-determined number of shares of our common stock within 90 days following a “restricted period” that begins on the date of grant and expires on the date the Outside Director retires from or otherwise terminates service on the Board. In this way, they align the director’s interests with the interests of our stockholders. Outside Directors may not dispose of the units or use them in a pledge or similar transaction. Outside Directors also receive additional restricted share units equivalent in value to the dividends, if any, that would have been paid to them if the restricted share units granted to them were shares of our common stock.

2017 Proxy Statement	19

Proposal 1. Election of Directors 2016 Outside Director Compensation

2016 Outside Director Compensation	The following table shows the compensation paid to each Outside Director for his or her service in 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Gary D. Blackford	85,000	140,000	225,000
John P. Byrnes	70,000	140,000	210,000
Ronald W. Dollens	90,000	140,000	230,000
William A. Hawkins, III	85,000	140,000	225,000
Heidi K. Kunz	85,000	140,000	225,000
Patrick O’Leary	70,000	140,000	210,000
Maria Sainz	70,000	140,000	210,000
Dr. Julie Shimer	85,000	140,000	225,000

(1)    Amounts shown reflect the grant date fair value of those grants, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation (“ASC Topic 718”) for restricted share unit awards granted pursuant to our 2016 Outside Directors’ Compensation Plan. See Note 10 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for 2016 for the assumptions used in valuing these restricted share units.

(2)   Each director received 4,274 restricted share units on January 4, 2016.

Other than the cash retainer and grants of restricted share units previously described, no Outside Director received any compensation or perquisites from the Company for services as a director in 2016.

A director who is not an Outside Director does not receive any compensation for services as a member of the Board or any committee, but is reimbursed for expenses incurred as a result of the services.

20	2017 Proxy Statement

Proposal 2.
Ratification of Auditors

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with retaining our independent auditors. To assure continuing auditor independence, the Audit Committee periodically considers whether a different audit firm should perform our independent audit work. Also, in connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of the lead engagement partner.

For 2017, the Audit Committee has selected Deloitte & Touche LLP (along with its member firms and affiliates, “Deloitte”) as the independent registered public accounting firm to audit our financial statements. In engaging Deloitte for 2017, the Audit Committee utilized a review and selection process that included the following:

►	a review of management’s assessment of the services Deloitte provided in 2016

►	discussions, in executive session, with the Chief Financial Officer and the Vice President and Controller regarding their viewpoints on the selection of the 2017 independent auditors and on Deloitte’s performance

►	discussions, in executive session, with representatives of Deloitte about their possible engagement

►	Audit Committee discussions, in executive session, about the selection of the 2017 independent auditors

►	a review and approval of Deloitte’s proposed estimated fees for 2017

►	a review and assessment of Deloitte’s independence

The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in the best interests of the Company and its stockholders, and they recommend that stockholders ratify this selection.

Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholders are not required to ratify the appointment of Deloitte as our independent auditor. However, we are submitting the ratification to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Deloitte, or even if our stockholders do ratify the appointment of Deloitte, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such change would be in the best interest of the Company and our stockholders.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte’s selection as the Company’s auditor for 2017.

2017 Proxy Statement	21

Proposal 2. Ratification of Auditors Audit Committee Approval of Audit and Non-Audit Services

Principal Accounting Firm Fees	Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2016 and 2015, were as follows:

	2016 ($)	2015 ($)
Audit Fees (1)	3,894,391	3,345,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	360,150	629,000
All Other Fees	—	—

(1)	These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, reviews of the financial statements included in the Company’s Form 10-Qs, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years, including: fees for consolidated financial audits, statutory audits, comfort letters, attest services, consents, assistance with and review of SEC filings and other related matters.
(2)	These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, which are not included in the audit fees listed above.
(3)	These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2016 and 2015.

Audit Committee Approval of Audit and Non-Audit Services

Using the following procedures, the Audit Committee pre-approves all audit and non-audit services provided by Deloitte to the Company:

„  Before the first face-to-face Audit Committee meeting of the year, our Vice President and Controller prepares a detailed memorandum regarding non-audit services to be provided by Deloitte during the year. This memorandum includes the services to be provided, the estimated cost of these services, reasons why it is appropriate to have Deloitte provide these services, and reasons why the requested service is not inconsistent with applicable auditor independence rules;

„  At the first face-to-face Audit Committee meeting each year, our Vice President and Controller presents a proposal, including fees, to engage Deloitte for audit and non-audit services; and

„  Before each subsequent meeting of the Audit Committee, our Vice President and Controller prepares an additional memorandum that includes updated information regarding the approved services and highlights any new audit and non-audit services to be provided by Deloitte. All new non-audit services to be provided are described in individual requests for services.

The Audit Committee reviews the requests presented in these proposals and memoranda and approves all services it finds acceptable.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees between meetings, as long as the additional or amended services do not affect Deloitte’s independence under applicable rules. Any actions taken under this authority are reported to the Audit Committee at its next meeting.

All Deloitte services and fees in 2016 were pre-approved by the Audit Committee or the Audit Committee Chairman.

22	2017 Proxy Statement

Proposal 2. Ratification of Auditors Audit Committee Report

Audit Committee Report

In accordance with its Charter adopted by the Board, the Audit Committee assists the Board in overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent registered public accounting firm (the “auditors”) a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, as required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors, and the auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the auditors and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the auditors all communications required by the PCAOB’s auditing standards, including those required by PCAOB AS 16, “Communication with Audit Committees.” Also, with and without management present, it discussed and reviewed the results of the auditors’ examination of our financial statements.

Management is responsible for preparing the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining the Company’s internal control over financial reporting. The auditors have the responsibility for performing an independent audit of the Company’s financial statements, and expressing opinions on the conformity of the Company’s financial statements with GAAP. The Audit Committee discussed and reviewed the Company’s audited financial statements as of and for the fiscal year ending December 31, 2016, with management and the auditors.

Based on the above-mentioned review and discussions with management and the auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Audit Committee also has selected and recommended to the Company’s stockholders for ratification the reappointment of Deloitte as the independent registered public accounting firm for 2017.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Heidi Kunz, Chairman

Patrick O’Leary

Gary Blackford

2017 Proxy Statement	23

Proposal 3. Advisory Vote to
Approve Named Executive
Officer Compensation

In the Compensation Discussion and Analysis that follows, we describe in detail our executive compensation program, including its objectives, policies and components. Our executive compensation program seeks to align the compensation of our executives with the objectives of our business plans and strategies. To this end, the Compensation Committee (the “Committee”) approved an executive compensation program for 2016 that was designed to achieve the following objectives:

„  Pay-for-Performance. Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.

„  Focus on Long-Term Success. Reward executives for long-term strategic management and stockholder value enhancement.

„  Stockholder Alignment. Align the financial interest of our executives with those of our stockholders.

„  Quality of Talent. Attract and retain executives whose abilities are considered essential to our long-term success.

For a more detailed discussion of how our executive compensation program reflects these objectives, including information about the 2016 compensation of our named executive officers, see “Compensation Discussion and Analysis,” below.

We are asking our stockholders to support our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies and practices described in this proxy statement. Accordingly, our stockholders are being asked to vote on the following non-binding resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved by the Company’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on the Company, the Committee or our Board. Nonetheless, the Committee and our Board value the opinions of our stockholders. Therefore, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Committee and our Board will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of named executive officer compensation, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

24	2017 Proxy Statement

Compensation Discussion
and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide investors with an understanding of the compensation policies and decisions regarding 2016 compensation for our named executive officers as well as information on 2017 compensation decisions as of the date of this proxy statement.

For 2016, our named executive officers were:

Named Executive Officer	Title
Robert E. Abernathy	Chairman of the Board and Chief Executive Officer
Steven E. Voskuil	Senior Vice President and Chief Financial Officer
Rhonda D. Gibby	Senior Vice President and Chief Human Resources Officer
Christopher M. Lowery	Senior Vice President and Chief Operating Officer
John W. Wesley	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer

To assist stockholders in finding important information, this CD&A is organized as follows:

Compensation Executive Summary	26

Executive Compensation Objectives and Policies	28

Executive Compensation Design Philosophy and Guiding Principles	29

Components of Our Executive Compensation Program	30

Setting Annual Compensation	31

Executive Compensation for 2016	33

Benefits and Other Compensation	38

Executive Compensation for 2017	39

Additional Information about Our Compensation Practices	40

2017 Proxy Statement	25

Compensation Discussion and Analysis Compensation Executive Summary

Compensation Executive Summary	This executive summary provides a brief overview of our key accomplishments in 2016 and our key compensation principles and practices.
2016 HIGHLIGHTS

Business and Results:

„	For 2016, net sales of Medical Devices increased 11% compared to 2015, including 7% growth attributed to our Corpak acquisition.

„	2016 net sales for the Company increased during the year by 1% compared to 2015, including Corpak sales that contributed 2% of growth. As described later in this CD&A, 2016 net sales on a constant currency basis and adjusted to eliminate sales to Kimberly-Clark and the impact of the Corpak acquisition, which we refer to as Adjusted Net Sales, was a performance metric under our 2016 incentive compensation programs.

„	2016 ended the year with net income of $40 million, compared to a net loss of $426 million in 2015. The net loss in 2015 was driven by a non-cash goodwill impairment charge relating to our S&IP business of $474 million. For 2016, adjusted net income was $93 million, compared to adjusted net income of $99 million in the prior year.

„	2016 diluted earnings per share were $0.85, compared to $9.15 loss per share in 2015. Adjusted diluted earnings per share were $1.97, compared to adjusted diluted earnings per share of $2.11 in the prior year. As described later in this CD&A, 2016 adjusted diluted earnings per share was a performance metric under our 2016 incentive compensation programs.

Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures. A description of these measures and a reconciliation to the most directly comparable GAAP financial measures is provided in Appendix A to this 2017 Proxy Statement.

PERFORMANCE-BASED COMPENSATION

Pay-for-performance is a key objective of our compensation program. Consistent with that objective, performance-based compensation constituted a significant portion of our named executive officers’ target direct annual compensation for 2016. Also, to further align the financial interests of our executives with those of our stockholders, a majority of our executives’ target direct annual compensation for 2016 was equity-based. As discussed later in this CD&A, because the Company’s and management’s performance was above expectations for the year, management’s compensation for 2016 was above target.

26	2017 Proxy Statement

Compensation Discussion and Analysis Compensation Executive Summary

COMPENSATION DESIGN PRINCIPLES AND GOVERNANCE PRACTICES

The design principles for our executive compensation program are intended to protect and promote the interests of our stockholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholders’ long-term interests:

What We Do	What We Don’t Do

 Pay for performance

 Perform an annual compensation risk assessment

 Utilize an independent compensation consultant

 Require that change-in-control agreements contain a double trigger

 Maintain share ownership guidelines

 Maintain a clawback policy on incentive payments in case of financial restatement

 Benchmark our compensation practices to ensure executive compensation is consistent with market

 Cap short and long-term incentive payments at reasonable levels

Maintain employment contracts

Provide excise tax gross-up on change-in-control payments or on perquisites (other than on certain relocation benefits)

Allow repricing of underwater options without stockholder approval

Allow current payment of dividends or dividend equivalents on unearned long-term incentives

Provide more than minimal perquisites

Allow executive officers to engage in hedging or pledging transactions

COMMITTEE CONSIDERATION OF STOCKHOLDER ADVISORY VOTES ON COMPENSATION

At our 2016 Annual Meeting, our executive compensation program received the support of over 95 percent of shares represented at the meeting. Our Compensation Committee (the “Committee”) has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies.

As noted under “Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation,” the Committee will continue to review stockholder votes on our executive compensation and determine whether to make any changes to the program in light of those vote results.

2017 Proxy Statement	27

Compensation Discussion and Analysis Executive Compensation Objectives and Policies

Executive Compensation Objectives and Policies	The Committee is responsible for establishing and administering our policies governing the compensation of our executive officers. The Committee reviews our executive officer compensation objectives and policies annually, including determining whether they continue to support our business objectives and are consistent with the Committee’s charter.

Our 2016 executive officer compensation policies were designed to achieve the following objectives:

Objective	Description	Related Policies
Pay for Performance	Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.	The majority of executive officer pay varies with the levels at which annual and long-term performance goals are achieved. Performance goals are aligned with our strategies for sustained growth and profitability.
Focus on Long-Term Success	Reward executive officers for long-term strategic management and stockholder value enhancement.	A significant component of executive officer annual target compensation is in the form of performance-based restricted share units. The number of shares actually received on payout of these units depends on our performance over a three-year period.
Stockholder Alignment	Align the financial interest of our executive officers with those of our stockholders.	Equity-based awards make up the largest part of executive officer annual target compensation. Our executive officers also receive stock options, which vest over time and have value only if our stock price rises after the option grants are made. We also have other policies that link our executive officers’ interests with those of our stockholders, including stock ownership guidelines.
Quality of Talent	Attract and retain executive officers whose abilities are considered essential to our long-term success as a global company.	The Committee reviews peer group data to ensure our executive officer compensation program remains competitive so we can continue to attract and retain this talent.

28	2017 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Design Philosophy and Guiding Principles

Executive Compensation Design Philosophy and Guiding Principles	The Committee has adopted the following design philosophies to guide the manner in which the key executive officer compensation objectives and policies are implemented:

	Philosophy	Description	Guiding Principles

	Aligned	A majority of executive officer compensation should be at risk and vary with the performance outcomes of stockholders	50% or more of executive officer compensation is incentive based
Incentive metrics aligned to stockholder value
Performance goals should generally reflect year-over-year growth to achieve target funding
No annual grants of time-based restricted share units to executive officers
Within business groups, a majority of performance is placed on business unit performance goals
	Compelling	The value and structure of executive officer compensation provided should assist in the attraction of key executive talent	Base salaries at or above the 50th percentile with variance based on skills, experience, and performance
Actual total compensation payout opportunities are set well above the 50th percentile, allowing for meaningful upside payouts for over performance
	Simple	The executive officer compensation arrangements should maximize simplicity and focus on broad performance factors	Use minimal number of metrics; typically one or two
Strategic metrics (i.e., non-financial) are generally avoided
Special or one-time incentive awards are used sparingly
Perquisites and other special executive benefits are generally avoided
	Sound	Executive officer compensation policies and structure should support strong corporate governance and drive an ownership culture among executives	Ownership culture is reinforced through use of good governance
Individual contracts are avoided and severance practices should be conservative
Compensation deferral opportunities provided consistent with market practices
Encourage innovation while deterring excessive risk taking

The Committee retains the right to deviate from the guiding principles set out above whenever it determines that to do so is consistent with our overall executive officer compensation objectives and is in the best interest of the Company and its stockholders.

2017 Proxy Statement	29

Compensation Discussion and Analysis Components of Our Executive Compensation Program

Components of Our Executive Compensation Program	The table below gives an overview of the compensation components used in our 2016 executive officer compensation program and matches each with one or more of the objectives described above.

	Component	Objectives	Purpose	Target Competitive Position
	Base salary	Quality of talent	Provide annual cash income based on:	• Compared to median of peer group
			• level of responsibility, performance and experience	• Actual base salary will vary based on the individual’s performance and experience in the position
• comparison to market pay information
	Annual cash incentive	Pay-for-performance Quality of talent	Motivate and reward achievement of annual performance goals	• Target compared to median of peer group
• Actual payout will vary based on actual corporate and business unit or staff function performance
	Long-term equity incentive	Stockholder alignment Focus on long-term success Pay-for-performance Quality of talent	Provide an incentive to deliver stockholder value and to achieve	• Target compared to median of peer group
			our long-term objectives through awards of:	• Actual payout of performance-based restricted share units will vary based on actual performance
• performance-based restricted share units
• stock option grants
			Time-vested restricted share units may be granted from time to time for recruiting, retention or other purposes	• Actual payout will also vary based on actual stock price performance
	Retirement benefits	Quality of talent	Provide competitive retirement plan benefits through 401(k) plan and other defined contribution plans	• Benefits comparable to those of peer group
	Perquisites	Quality of talent	Provide minimal market-based additional benefits	• Determined by the Committee
	Post-termination compensation (severance and change of control)	Quality of talent	Encourage attraction and retention of executives critical to our long-term success and competitiveness:	• Determined by the Committee
• Severance Pay Plan, which provides eligible employees, including executives, with payments and benefits in the event of certain involuntary terminations
• Executive Severance Plan, which provides eligible executives with payments in the event of a qualified separation from service following a change of control

30	2017 Proxy Statement

Compensation Discussion and Analysis Setting Annual Compensation

Setting Annual	This section describes the processes followed in setting 2016 target annual compensation for our executive officers.
Compensation
FOCUS ON TOTAL DIRECT ANNUAL COMPENSATION

In setting 2016 compensation for our executive officers, including our Chief Executive Officer, the Committee focused on total direct annual compensation, which consists of annual cash compensation (base salary and target annual cash incentive) and long-term equity incentive compensation (performance-based restricted share units and stock options). The Committee considered annual cash and long-term equity incentive compensation both separately and as a package to help ensure that the executive officer compensation objectives are met.

BENCHMARKING – EXECUTIVE COMPENSATION PEER GROUP

To ensure that our executive officer compensation program is reasonable and competitive in the marketplace, our program is compared to programs at other companies. In setting 2016 compensation for our executive officers, the Committee used the following peer group for the Company’s executive compensation:

2016 Executive Compensation Peer Group
	Align Technology, Inc.	Haemonetics Corporation	ResMed Inc.
	CONMED Corporation	Hill-Rom Holdings, Inc.	Sirona Dental Systems, Inc.
	The Cooper Companies, Inc.	Hologic, Inc.	STERIS Corporation
	C.R. Bard, Inc.	Integra Lifesciences Holding	Teleflex Incorporated
	DENTSPLY International Inc.	Corporation	Varian Medical Systems, Inc.
	Edwards Lifesciences Corporation	Invacare Corporation	West Pharmaceutical Services, Inc.
	Greatbatch, Inc.	Merit Medical Systems, Inc.
NuVasive, Inc.

The peer group is intended to consist of companies with whom we compete for talent. We believe that we generally compete for talent with healthcare and medical device companies with annual revenues ranging from approximately one-third to three times our annual revenues.

The Committee (working with its independent compensation consultant) reviews the executive compensation peer group annually to ensure that it continues to serve as an appropriate comparison for our compensation program.

PROCESS FOR SETTING TOTAL DIRECT ANNUAL COMPENSATION TARGETS

In setting the total direct annual compensation of our executive officers, both market data provided by the independent compensation consultant and information on the performance of each executive officer for prior years is evaluated. To remain competitive in the marketplace for executive talent, the target levels for the executive officers’ compensation components, including our Chief Executive Officer, are compared to the median of the peer group.

To reinforce a pay-for-performance culture, targets for individual executive officers may be set above or below this median depending on the individual’s performance in prior years and experience in the position, as well as any applicable retention concerns. The Committee believes that comparing target levels to the median, setting targets as described above, and providing incentive compensation opportunities that will enable executives to earn above-target compensation if they deliver above-target performance on their performance goals, are consistent with the objectives of our executive officer compensation policies. In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executive officers to guide and lead our businesses and supports a pay-for-performance culture.

2017 Proxy Statement	31

Compensation Discussion and Analysis Setting Annual Compensation

When setting annual compensation for our executive officers, the Committee considers each compensation component (base salary, annual cash incentive and long-term equity incentive), but its decision regarding a particular component does not necessarily impact its decision about other components.

In setting compensation for executive officers that join us from other companies, the Committee will evaluate both market data for the position to be filled and the candidate’s compensation history. The Committee recognizes that in order to successfully recruit a candidate to leave his or her current position and to join the Company, the candidate’s compensation package may have to exceed his or her current compensation, which could result in a compensation package above the median of our peer group.

CEO TOTAL DIRECT ANNUAL COMPENSATION

Mr. Abernathy’s total direct annual compensation is determined in the same manner as the direct annual compensation of the other named executive officers. The difference between Mr. Abernathy’s compensation and that of the other named executive officers reflects the fact that Mr. Abernathy’s responsibilities for management and oversight of a global enterprise are significantly greater than those of the other executive officers. As a result, the market pay level for Mr. Abernathy is appropriately higher than the market pay for our other executive officer positions.

TOTAL DIRECT ANNUAL COMPENSATION TARGETS FOR 2016

Consistent with the focus on total direct annual compensation, the Committee established the following 2016 direct annual compensation targets for our named executive officers based on their roles and responsibilities:

Name	2016 Total Direct Annual Compensation Target ($)
Robert E. Abernathy	4,674,750
Steven E. Voskuil	1,541,965
Rhonda D. Gibby	836,975
Christopher M. Lowery	1,941,932
John W. Wesley	1,130,000

These 2016 direct annual compensation target amounts differ from the amounts set forth in the Summary Compensation Table in the following ways:

•	Annual cash incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amount earned for 2016;

•	Performance-based restricted share units are valued for direct annual compensation target purposes as equal to the value of a share of Halyard common stock on the date of grant, while the Summary Compensation Table reflects the grant date fair value as determined in accordance with ASC Topic 718 and as required by SEC rules (see Note 10 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year-ended December 31, 2016 for the assumptions used in valuing performance-based restricted share units); and

•	In setting total direct annual compensation targets, the Committee does not include deferred compensation earnings or other compensation, while those amounts are required to be included in the Summary Compensation Table.

32	2017 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2016

Executive Compensation for 2016	To help achieve the objectives discussed above, our executive officer compensation program for 2016 consisted of fixed and performance-based components, as well as short-term and long-term components.

BASE SALARY

To attract and retain high caliber executives, we pay our executive officers an annual fixed salary that we believe to be competitive in the marketplace.

Salary ranges and individual salaries for executive officers are reviewed annually, and salary adjustments generally are effective on April 1 of each year. In determining individual salaries, salary levels for similar positions at our peer group companies are considered, as well as the executive officer’s performance and experience in his or her position. This performance evaluation is based on how the executive officer performs during the year against results-based objectives established at the beginning of the year. In general, an experienced executive officer who is performing at a satisfactory level will receive a base salary at or around the median of our peer group companies. However, executive officers may be paid above or below the median depending on their experience and performance. From time to time, if warranted, executive officers and other employees may receive additional salary increases because of promotions, changes in duties and responsibilities, retention concerns, or market conditions.

The following table shows the 2016 base salaries in effect for each named executive officer during the year.

Name	2016 Base Salary as of January 1 ($)
Robert E. Abernathy	837,375
Steven E. Voskuil	436,450
Rhonda D. Gibby	314,650
Christopher M. Lowery	482,125
John W. Wesley	393,750

ANNUAL CASH INCENTIVE PROGRAM

Consistent with our pay-for-performance compensation objective, our executive officer compensation program includes an annual cash incentive program to motivate and reward executives in achieving annual performance objectives established by the Committee.

2016 Targets

The target payment amount for annual cash incentives is a percentage of the executive officer’s base salary. The range of possible payouts is expressed as a percentage of the target payment amount. These ranges are set based on competitive factors. The following table sets forth the target payment amounts and range of possible payouts for each named executive officer in 2016:

2017 Proxy Statement	33

Compensation Discussion and Analysis Executive Compensation for 2016

TARGET PAYMENT AMOUNTS AND RANGE OF POSSIBLE PAYOUTS FOR 2016 ANNUAL CASH INCENTIVE PROGRAM

Name	Target Payment Amount	Range of Potential Payout
Robert E. Abernathy	100% of base salary	0% - 225% of target payment amount
Steven E. Voskuil	70% of base salary	0% - 225% of target payment amount
Rhonda D. Gibby	50% of base salary	0% - 225% of target payment amount
Christopher M. Lowery	85% of base salary	0% - 225% of target payment amount
John W. Wesley	60% of base salary	0% - 225% of target payment amount

2016 Performance Goals, Performance Assessments and Payouts

Payment amounts under the annual cash incentive program are dependent on performance measured against goals established at the beginning of the year. These performance goals are derived from our financial goals.

The table below shows the performance goals and weights established for 2016:

ANNUAL CASH INCENTIVE PROGRAM
2016 PERFORMANCE GOALS AND WEIGHTS

	Robert E. Abernathy	Steven E. Voskuil	Rhonda D. Gibby	Christopher M. Lower	John W. Wesley
Adjusted Net Sales	50%	50%	50%	50%	50%
Adjusted EPS	50%	50%	50%	50%	50%
Cash conversion cycle	multiplier	multiplier	multiplier	multiplier	multiplier

In February 2017, the Committee determined the extent to which the goals were met in 2016 and the resulting payout. Below we explain how the Committee assessed the performance of the goals for the year and show the payout that was determined.

34	2017 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2016

For 2016, the Committee chose the following as the performance goals for the annual cash incentive program:

2016 Goal	Explanation	Reason for Use as a Performance Measure
Adjusted Net Sales	Net sales for 2016 on a constant currency basis, and adjusted to eliminate sales to Kimberly-Clark and the impact of the Corpak acquisition	A key indicator of overall growth
Adjusted EPS	Diluted net income per share, adjusted for spin-off related charges, intangible asset amortization, certain litigation costs, the impact of the Corpak acquisition and the impact of certain tax reforms	A key indicator of overall performance
Cash Conversion Cycle	Days it takes to convert raw materials into finished goods and then collect on the sales of those finished goods	A measure of operational efficiency

To determine the payout percentage the Committee used the following process:

First, it determined an initial payout percentage based on how the Company performed against the adjusted net sales and adjusted EPS goals. For 2016, the Committee set these goals and the corresponding initial payout percentages at the following levels:

Range of Performance Levels
Measure (each weighted 50%)	Threshold	Target	Maximum
Adjusted Net Sales (millions)	$ 1,402	$ 1,476	$ 1,550
Adjusted EPS	$ 1.44	$ 1.60	$ 1.84
Initial Payout Percentage	0%	100%	200%

Second, the Committee applied a multiplier to this initial payout percentage. The multiplier was based on how the Company performed against its cash conversion cycle goals. Depending on the level of improvement in cash conversion cycle, the multiplier would either decrease or increase the initial payout percentage (but the amount of the final payout percentage could not exceed a 225 percent cap).

For 2016, the Committee set the following ranges for this cash conversion cycle multiplier:

Range of Performance Levels
	Threshold	Target	Maximum
Cash Conversion Cycle	128 days	113 days	103 days
Cash Conversion Cycle Multiplier Applied to Initial Payout Percentage	0.8 x	1.0 x	1.2 x

Actual results and actual payout percentages. For 2016, the Committee determined that the Company’s adjusted net sales were $1,475 million and its adjusted EPS was $1.97. Based on these results, the Committee determined the initial payout percentage to be 149.3 percent of target. To this percentage, the Committee then applied a cash conversion cycle multiplier of 112 percent, which was based on the actual 2016 cash conversion cycle of 107 days. After taking into account performance on all of these goals, the Committee determined that the payout percentage for achieving the 2016 performance goals should be 167.2 percent of target.

2017 Proxy Statement	35

Compensation Discussion and Analysis Executive Compensation for 2016

Annual Cash Incentive Payouts for 2016

The following table shows the payout opportunities and the actual payouts of annual cash incentives for 2016 for each of our named executive officers. Payouts were based on the payout percentages for each element, weighted for each executive as shown above.

	Annual Incentive Target Opportunity		Annual Incentive Maximum Opportunity		Actual 2016 Annual Incentive Payout
Name	% of Base Salary	Amount ($)	% of Target	Amount ($)	% of Target	Amount ($)
Robert E. Abernathy	100%	837,375	225%	1,884,094	167.2%	1,400,091
Steven E. Voskuil	70%	305,515	225%	687,409	167.2%	510,821
Rhonda D. Gibby	50%	157,325	225%	353,981	167.2%	263,047
Christopher M. Lowery	85%	409,806	225%	922,064	167.2%	685,196
John W. Wesley	60%	236,250	225%	531,563	167.2%	395,101

The Committee believes that the 2016 annual incentive payout is consistent with the pay-for-performance objective of our executive officer compensation program.

LONG-TERM EQUITY INCENTIVE COMPENSATION

Our executive officers receive annual long-term equity incentive grants as part of their overall compensation package. These awards are consistent with the objectives of aligning our senior leaders’ interests with the financial interests of our stockholders, focusing on our long-term success, supporting our performance-oriented environment and offering competitive compensation packages.

Information regarding long-term equity incentive awards granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

2016 Grants

In determining the 2016 long-term equity incentive award amounts for our named executive officers the following factors were considered by the Committee, among others: the specific responsibilities and performance of the executive, business performance, retention needs, stock price performance and other market factors. Because these awards are part of the annual compensation program that compares total direct annual compensation to the median of the peer group comparison, grants from prior years were not considered when setting 2016 targets or granting awards.

To determine target values, each executive officer’s total direct annual compensation was compared to the median of the peer group, and then individual performance and the other factors listed above, as applicable, were considered. Target grant values were then approved by the Committee and were divided into two types:

• Performance-based restricted share units (60 percent of the target grant value).

• Stock options (40 percent of the target grant value).

36	2017 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2016

The Committee believed this allocation between performance-based restricted share units (PRSUs) and stock options supports the pay-for-performance and stockholder alignment objectives of our executive officer compensation program. In 2016, the following annual long-term equity incentive awards were granted to our named executive officers:

Name	Target Grant Value of Awards ($)	Target PRSUs Awarded (#)	Stock Options Awarded (#)
Robert E. Abernathy	3,000,000	65,598	155,844
Steven E. Voskuil	800,000	17,493	41,558
Rhonda D. Gibby	365,000	7,981	18,961
Christopher M. Lowery	1,050,000	22,959	54,545
John W. Wesley	500,000	10,933	25,974

For valuation purposes, each PRSU granted was assigned a value equal to the closing price of one share of Company common stock at the end of the day on the date of grant, and each stock option was assigned a value equal to the Black-Scholes valuation for that option at the end of the day on the date of grant.

The performance goals of the PRSUs granted in 2016 are based on relative total stockholder return and will vest on March 1, 2019. As a result of the Company’s performance in 2016, these PRSUs are on pace to vest at 200 percent of target. The PRSUs granted in 2015, which have performance targets tied to Adjusted EBITDA, are on pace to vest at zero percent.

2017 Proxy Statement	37

Compensation Discussion and Analysis Benefits and Other Compensation

Benefits and Other Compensation

RETIREMENT BENEFITS

Our named executive officers received contributions from the Company under the Halyard Health, Inc. 401(k) Plan (the “401(k) Plan”) and the Halyard Health, Inc. Supplemental Retirement 401(k) Plan (the “Supplemental 401(k) Plan”). The Company does not have a defined benefit pension plan in the United States, and none of our named executive officers participate in any Company defined benefit pension plans.

The 401(k) Plan and Supplemental 401(k) Plan are consistent with those maintained by our peer group companies and are therefore necessary to remain competitive for recruiting and retaining executive talent. The Committee believes that these retirement benefits are important parts of our compensation program. For more information, see “Nonqualified Deferred Compensation – Overview of Qualified and Non-Qualified Plans” and “Pension Benefits.”

OTHER COMPENSATION

We believe the perquisites provided to our executive officers are minimal and well below the median of those provided by our peer group. In addition, the Company does not provide tax reimbursement or gross-ups for perquisites offered to executive officers, except for certain relocation benefits.

POST-TERMINATION BENEFITS

We maintain two severance plans that cover our executive officers: the Severance Pay Plan and the Executive Severance Plan. An executive officer may not receive severance payments under more than one severance plan. Benefits under these plans are payable only if the executive’s employment terminates under the conditions specified in the applicable plan. We believe that our severance plans are consistent with those maintained by our peer group companies and that they are therefore important for attracting and retaining executives who are critical to our long-term success and competitiveness. For more information about these severance plans and their terms, see “Potential Payments on Termination or Change of Control – Severance Benefits.”

Severance Pay Plan

Our Severance Pay Plan provides severance benefits to most of our U.S. hourly and salaried employees, including our named executive officers, who are involuntarily terminated under the circumstances described in the plan. The objective of this plan is to facilitate the employee’s transition to his or her next position, and it is not intended to serve as a reward for the employee’s past service.

Executive Severance Plan

Our Executive Severance Plan provides severance benefits to eligible executives, including our named executive officers, in the event of a qualified termination of employment (as defined in the plan) in connection with a change of control. For an eligible employee to receive a payment under this plan, two things must occur: there must be a change of control of the Company, and the executive must have been involuntarily terminated without cause or have resigned for good reason (as defined in the plan) within two years of the change of control (often referred to as a “double trigger”). The objective of this plan is to encourage the executive to stay with the Company in the event of a change of control transaction to ensure a smooth transition. Each of our named executive officers has entered into an agreement under the plan that expires on October 31, 2017.

38	2017 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2017

Executive Compensation for 2017	2017 BASE SALARY In February 2017, the Committee approved the base salaries for our named executive officers, effective April 1, 2017:

	2017 Base Salary ($)
Name	January to March	April to December
Robert E. Abernathy	837,375.00	862,496.00
Steve E. Voskuil	436,449.96	449,544.00
Rhonda D. Gibby	314,649.96	320,943.00
Christopher M. Lowery	482,124.96	496,589.00
John W. Wesley	393,750.00	393,750.00

2017 ANNUAL CASH INCENTIVE TARGETS

In February 2017, the Committee also established objectives for 2017 annual cash incentives, which will be payable in 2018. The target payment amounts and range of possible payouts for 2017 are as follows:

	Target Payment Amount	Possible Payout
Robert E. Abernathy	100% of base salary	0% - 225% of target payment amount
Steven E. Voskuil	70% of base salary	0% - 225% of target payment amount
Rhonda D. Gibby	50% of base salary	0% - 225% of target payment amount
Christopher M. Lowery	85% of base salary	0% - 225% of target payment amount
John W. Wesley	60% of base salary	0% - 225% of target payment amount

The Committee sets the appropriate split among the different elements of performance that make up our performance goals. The following are the 2017 performance goals and relative weights for our named executive officers.

ANNUAL CASH INCENTIVE PROGRAM
2017 PERFORMANCE GOALS AND WEIGHTS

	Robert E. Abernathy	Steven E. Voskuil	Rhonda D. Gibby	Christopher M. Lower	John W. Wesley
Adjusted Net Sales	50%	50%	50%	50%	50%
Adjusted EPS	50%	50%	50%	50%	50%
Cash conversion cycle	multiplier	multiplier	multiplier	multiplier	multiplier

The performance goals for 2017 are designed to encourage a continued focus on executing our long-term business plans and objectives.

2017 Proxy Statement	39

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

2017 LONG-TERM EQUITY COMPENSATION INCENTIVE AWARDS

In February 2017, the Committee approved long-term incentive compensation awards for the named executive officers consisting of awards of performance-based restricted share units with a value equal to 60 percent of the target grant value for long-term equity incentive compensation, with the balance of the value to be granted in stock options. The performance objectives for the performance-based restricted share unit awards granted in 2017 are based on relative total stockholder return for the period January 1, 2017 through December 31, 2019. The actual number of shares to be received by our named executive officers will range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives are met.

PERFORMANCE-BASED RESTRICTED SHARE UNITS GRANTED IN 2017

Name	Target Amount of Shares (#)	Maximum Amount of Shares (#)
Robert E. Abernathy	46,083	92,166
Steven E. Voskuil	12,289	24,578
Rhonda D. Gibby	5,376	10,752
Christopher M. Lowery	15,745	31,490
John W. Wesley	7,680	15,360

The Committee also approved the dollar amount of stock options to be granted to our named executive officers in May 2017, along with our annual stock option grants to other employees. The number of options they will receive will be based on the fair market value of our stock on the date of grant.

Name	Value of Stock Options to be Granted ($)
Robert E. Abernathy	1,200,000
Steven E. Voskuil	320,000
Rhonda D. Gibby	140,000
Christopher M. Lowery	410,000
John W. Wesley	200,000

Additional Information about Our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our executive officer compensation program. We regularly review and evaluate our executive officer compensation practices in light of regulatory developments, market standards and other considerations.

USE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent consultant to assist it in determining the appropriate executive officer compensation under our compensation policies described above. Consistent with the Committee’s policy in which its independent consultant may provide services only to the Committee, Meridian had no other business relationship with the Company and received no payments from us other than fees and expenses for services to the Committee. See “Corporate Governance—Compensation Committee” for information about the use of compensation consultants.

40	2017 Proxy Statement

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

ROLE OF THE CHIEF EXECUTIVE OFFICER IN COMPENSATION DECISIONS

Our Chief Executive Officer makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our Chief Executive Officer. While our Chief Executive Officer and Chief Human Resources Officer typically attend Committee meetings, none of the other executive officers is present during the portion of the Committee’s meetings when compensation for executive officers is set. In addition, neither our Chief Executive Officer nor our Chief Human Resources Officer is present during the portion of the Committee’s meetings when their compensation is set.

ADJUSTMENT OF FINANCIAL MEASURES FOR ANNUAL AND LONG-TERM EQUITY INCENTIVES

Financial measures for the annual and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions. These could include accounting and tax law changes, tax credits from items not within the ordinary course of our business operations, restructuring and write-off charges, significant acquisitions or dispositions, and significant gains or losses from litigation matters.

Under the Committee’s exception guidelines regarding our annual and long-term equity incentive program measures, the Committee may adjust in the future the calculation of financial measures for these incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Committee believes are reflective of our performance. In considering whether to make a particular adjustment under its guidelines, the Committee will consider the potential tax impact of the adjustment under Code Section 162(m) and will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices. Generally, the Committee will apply an adjustment to all compensation that is subject to that financial measure.

PRICING AND TIMING OF STOCK OPTION GRANTS AND TIMING OF PERFORMANCE-BASED EQUITY GRANTS

Our policies and our Equity Participation Plan require stock options to be granted at no less than the closing price of our common stock on the date of grant, except for the options granted to replace Kimberly-Clark stock options forfeited as a result of the spin-off (which were priced to preserve the intrinsic value of the forfeited Kimberly-Clark options), and the other options granted following the spin-off which used a five day variable weighted price. Stock option grants to our executive officers are generally made annually at a meeting of the Committee that is scheduled at least one year in advance, and the grants are effective on the date of this meeting. However, if the meeting occurs during a period when we do not permit insiders to trade Company common stock (a “Blackout Period”), the stock option grants will not be effective until the first business day following the end of the Blackout Period. Our Blackout Periods end at 11:59 p.m. on the day we issue our quarterly earnings press releases. Our executives are not permitted to choose the grant date for their individual stock option grants.

The Chairman of the Board and Chief Executive Officer has been delegated the limited authority to approve equity grants, including stock options, to employees for recruiting and special employee recognition and retention purposes. These grants may not exceed 100,000 shares in calendar year 2017. The Chairman of the Board and Chief Executive Officer is not permitted to make any grants to any of our executive officers.

2017 Proxy Statement	41

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Annual stock option grants to non-executive officers are effective on the same date as the annual stock option grants to our executive officers. Recruiting, special recognition and retention stock-based awards are generally made on a pre-determined date following our quarterly earnings release.

The Committee awards performance-based restricted share units to executive officers at its February meetings. We believe this practice is consistent with award practices at other public companies of comparable size. Our executives are not permitted to choose the grant date for their individual restricted share unit awards.

POLICY ON INCENTIVE COMPENSATION CLAWBACK

As described in detail above, a significant percentage of our executive officer compensation is incentive-based. The determination of the extent to which the incentive objectives are achieved is based in part on the Committee’s discretion and in part on our published financial results. The Committee has the right to reassess its determination of the performance awards if the financial statements on which it relied are restated. The Committee has the right to direct management to seek to recover from any executive officer any amounts determined to have been inappropriately received by the individual executive officer. In addition, under the Company’s Equity Participation Plan, the Committee may require awards with performance goals under the Plan to be subject to any policy we may adopt relating to the recovery of that award to the extent it is determined that performance goals relating to the awards were not actually achieved. Further, the Sarbanes-Oxley Act of 2002 mandates that the chief executive officer and the chief financial officer reimburse us for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Committee intends to review and revise the incentive compensation clawback policy once the SEC issues final regulations on clawbacks under the Dodd-Frank legislation enacted in 2010.

STOCK OWNERSHIP GUIDELINES

We strongly believe that the financial interests of our executive officers should be aligned with those of our stockholders. Accordingly, the Committee has established the following stock ownership guidelines for our executive officers:

TARGET STOCK OWNERSHIP AMOUNTS

Position	Ownership Level
Chief Executive Officer	Five times annual base salary
Other named executive officers	Two times annual base salary

Failure to attain these targeted stock ownership levels within five years from date of hire for, or appointment to, an eligible position can result in the reduction of part or all of the executive’s annual cash incentive (with a corresponding grant of time-vested restricted share units or restricted stock in that amount), or a reduction in future long-term equity incentive awards, either of which may continue until the ownership guideline is achieved. In determining whether our stock ownership guidelines have been met, any restricted stock and time-vested restricted share units held are counted as owned, but performance-based restricted share units are excluded until they vest. Executive officer stock ownership levels will be reviewed annually for compliance with these guidelines.

42	2017 Proxy Statement

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

OTHER POLICES RELATING TO TRANSACTIONS IN COMPANY SECURITIES

We require all executive officers to pre-clear transactions involving our common stock (and other securities related to our common stock) with our Legal Department.

We do not permit our executive officers to engage in transactions that hedge an executive officer’s economic risk of owning shares of our common stock. Additionally, our executives are not permitted to pledge shares of our common stock owned by them as collateral for loans or other obligations.

COMMITTEE EXERCISE OF DISCRETION TO REDUCE ANNUAL CASH INCENTIVE PAYMENT

In establishing performance goals and target levels under the annual cash incentive program, the Committee is exercising its discretion to limit the amount of the incentive payments, consistent with our pay-for-performance objective. In the absence of this exercise of discretion, our chief executive officer would be entitled to an award equal to four percent of our earnings before unusual items, and each of our other executive officers would be entitled to an award equal to two percent of our earnings before unusual items; however, the Committee has exercised its discretion to limit the amount of the incentive payments each year of the program, and this potential maximum award has never been paid to any of the executive officers.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

The United States income tax laws generally limit the deductibility of compensation paid to the chief executive officer and each of the three highest-paid executive officers (not including the chief financial officer) to $1,000,000 per annum. However, an exception exists for performance-based compensation that meets certain regulatory requirements. Several classes of our executive compensation, including option awards and portions of our long-term equity grants to executive officers, are designed to meet the requirements for deductibility. Other classes of our executive compensation, including portions of the long-term equity grants described above, may be subject to the $1,000,000 deductibility limit.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. In the Committee’s view, meeting the compensation objectives set forth above is more important than the benefit of being able to deduct the compensation for tax purposes.

2017 Proxy Statement	43

Compensation Discussion and Analysis Compensation Committee Report

Compensation Committee Report

In accordance with its written charter adopted by the Board, the Compensation Committee of the Company has oversight of compensation policies designed to align executive officers’ compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Julie Shimer, Chairman

John Byrnes

William Hawkins

Maria Sainz

44	2017 Proxy Statement

Compensation Discussion and Analysis Analysis of Compensation-Related Risks

Analysis of Compensation- Related Risks	The Committee has reviewed an assessment of our compensation programs for our employees, including our executive officers, to analyze the risks arising from our compensation systems. The Committee’s independent consultant assisted with the review of our executive compensation programs.

Based on this assessment, the Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.

Several factors contributed to the Committee’s conclusion, including:

	•	The Committee believes the Company maintains a values-driven, ethics-based culture supported by a strong tone at the top.

	•	The performance targets for annual cash incentive programs are selected to ensure that they are reasonably attainable in a manner consistent with the Company’s business plans without encouraging executives or employees to take inappropriate risks.

.	•	An analysis by the Committee’s consultant indicated that our compensation programs are consistent with those of our peer group. In addition, the analysis noted that target levels for direct annual compensation are compared to the median of our peer group.

	•	The Committee believes the allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives, total fixed and performance-based compensation.

	•	Annual cash incentives and long-term performance-based restricted share unit awards under our executive compensation program are capped at a reasonable percent of the target award, and all other material non-executive cash incentive programs are capped at reasonable levels, which the Committee believes protects against disproportionately large incentives.

	•	The Committee believes the performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.

	•	The Committee believes inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of stockholders.

	•	Our stock ownership guidelines further align the interests of management and stockholders.

2017 Proxy Statement	45

Compensation Tables

Summary Compensation

The following table contains information concerning compensation awarded to, earned by, or paid to the Company’s named executive officers by the Company for the years 2016 and 2015, and by Kimberly-Clark and the Company for the year 2014. Position titles refer to each Company named executive officer’s title at the Company effective December 31, 2016. Additional information regarding the items reflected in each column follows the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Abernathy Chairman of the Board and Chief Executive Officer	2016	837,375	—	2,465,829	1,199,999	1,400,091	—	55,752	5,959,046
	2015	837,375	—	1,800,021	2,699,994	161,613	—	96,755	5,595,758
	2014	787,500	—	3,700,828	508,375	708,516	1,024,198	161,189	6,890,606
Steven E. Voskuil Senior Vice President and Chief Financial Officer	2016	436,450	—	657,562	319,997	510,821	—	45,916	1,970,746
	2015	436,450	—	465,732	697,949	58,964	—	75,784	1,734,880
	2014	367,496	150,000	1,357,579	808,736	221,078	46,809	44,577	2,996,275
Rhonda D. Gibby Senior Vice President and Chief Human Resources Officer	2016	314,650	—	300,006	146,000	263,047	—	19,128	1,042,831
	2015	314,650	—	209,980	315,008	30,364	—	22,891	892,892
	2014	258,004	100,000	577,224	335,264	123,742	—	25,409	1,419,643
Christopher M. Lowery Senior Vice President and Chief Operating Officer	2016	482,125	—	863,029	419,997	685,196	—	31,262	2,481,609
	2015	482,125	—	604,232	902,739	79,093	—	42,381	2,110,570
	2014	332,667	250,000	1,156,670	535,857	200,185	—	32,815	2,508,193
John W. Wesley Senior Vice President, General Counsel and Chief Ethics and Compliance Officer	2016	393,750	—	410,971	200,000	395,010	—	24,392	1,424,123
	2015	393,750	—	239,991	360,014	45,596	—	35,771	1,075,122
	2014	323,750	150,000	521,460	66,157	174,302	—	162,313	1,397,981

Salary. The amounts in this column represent base salary earned during the year.

Bonus. The amounts in this column represent one-time retention and relocation payments paid in 2014 in connection with the spin-off from Kimberly-Clark.

Stock Awards and Option Awards. The amounts in these columns reflect the grant date fair value, computed in accordance with ASC Topic 718, of restricted share unit awards and stock options, respectively, granted under the Halyard Health, Inc. Equity Participation Plan in 2016, 2015, and 2014, and under the Kimberly-Clark’s 2001 Equity Participation Plan (the “Kimberly-Clark 2001 Plan”), as amended by the Kimberly-Clark 2011 Plan (collectively, the “Kimberly-Clark Equity Plans”) in 2014. See Note 10 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

At the time of the spin-off, the named executive officers forfeited a number of unvested performance-based restricted share units and stock option awards previously granted by Kimberly-Clark. Because the SEC rules require the Summary Compensation Table to reflect the

46	2017 Proxy Statement

Compensation Tables

grant date value of all of the awards granted to the named executive officers by Kimberly-Clark and the Company, the 2014 values in the stock award and option awards columns (and as a result, the total compensation column) of the Summary Compensation Table above are higher than they normally would have been.

For example, the full grant date values of the awards made by Kimberly-Clark in June 2014 are included in the 2014 numbers, even with respect to the awards that were forfeited in connection with the spin-off, and the full grant date value of the replacement awards made by the Company are also included in the 2014 numbers even though those awards replace equity awards granted by Kimberly-Clark in 2012, 2013 and 2014. In order to reflect a more normal value for the 2014 stock and option awards, in the table below we have taken the amounts in the Summary Compensation Table and subtracted both (i) the grant date fair value of the forfeited June 2014 Kimberly-Clark awards that were replaced by new Company awards and (ii) the grant date value of Company replacement awards that relate to pre-2014 Kimberly-Clark awards that were forfeited:

	Stock Awards				Options
Name	2014 Stock Awards From Summary Compensation Table ($)	2014 Stock Awards Forfeited at Time of Spin- off ($)	Replacement Awards for pre-2014 unvested Stock Awards ($)	Normalized 2014 Stock Awards ($)	2014 Option Awards from Summary Compensation Table ($)	2014 Option Awards Forfeited at Time of Spin- off ($)	Replacement Awards for pre-2014 unvested Option Awards ($)	Normalized 2014 Option Awards ($)
Robert E. Abernathy	3,700,828	1,424,960	—	2,275,868	508,375	—	—	508,375
Steven E. Voskuil	1,357,579	356,297	413,498	587,784	808,736	72,758	373,880	362,098
Rhonda D. Gibby	577,224	127,475	184,968	264,781	335,264	26,036	165,430	143,798
Christopher M. Lowery	1,156,670	217,511	185,195	753,964	535,857	44,421	166,481	324,955
John W. Wesley	521,460	217,511	—	303,949	66,157	—	—	66,157

For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. This value, as well as the value of the awards at the grant date assuming the highest level of performance conditions will be achieved and using the grant date stock price, is set forth below:

Name	Year	Stock Awards at Grant Date Value ($)	Stock Awards at Highest Level of Performance Conditions ($)
Robert E. Abernathy	2016	1,800,009	3,600,018
	2015	1,800,021	3,600,042
	2014	1,424,960	2,849,920
Steven E. Voskuil	2016	480,008	960,016
	2015	465,732	931,464
	2014	356,297	712,594
Rhonda D. Gibby	2016	218,999	437,998
	2015	209,980	419,960
	2014	127,475	254,950
Christopher M. Lowery	2016	629,995	1,259,990
	2015	604,232	1,208,464
	2014	217,511	435,022
John W. Wesley	2016	300,002	600,004
	2015	239,991	479,982
	2014	217,511	435,022

As noted above, the performance awards granted by Kimberly-Clark in 2014 to all of the named executive officers were forfeited upon the spin-off from Kimberly-Clark on October 31, 2014.

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Compensation Tables

Non-Equity Incentive Plan Compensation. The amounts in this column are the annual cash incentive payments described above in “Compensation Discussion and Analysis.” These amounts were earned during the years indicated and were paid to the Company’s named executive officers in February or March of the following year.

Change In Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column reflect the aggregate change during the year in actuarial present value of accumulated benefits under all Kimberly-Clark defined benefit and actuarial plans (including supplemental pension plans). With respect to the supplemental pension plans, amounts have been calculated to reflect an approximate 30-year Treasury bond rate to determine the amount of the earlier retirement age lump sum benefit in a manner consistent with Kimberly-Clark’s financial statements.

Each of the Company’s named executive officers participated in the Halyard Health Supplemental 401(k) Plan, a non-qualified defined contribution plan. Earnings on each of these plans are not included in the Summary Compensation Table because the earnings were not above-market or preferential. See “Nonqualified Deferred Compensation” below for a discussion of this plan and each named executive officer’s earnings under the plan in 2016.

All Other Compensation. All other compensation consists of the following:

Name	Year	Perquisites ($) (1)	Defined Contribution Plan Amounts ($) (2)	Tax Gross-Up ($) (3)	Total ($)
Robert E. Abernathy	2016	—	55,752	—	55,752
	2015	—	96,755	—	96,755
	2014	34,242	113,287	13,660	161,189
Steven E. Voskuil	2016	10,000	27,543	8,374	45,916
	2015	18,585	41,637	15,562	75,784
	2014	3,413	41,164	—	44,577
Rhonda D. Gibby	2016	—	19,128	—	19,128
	2015	—	22,891	—	22,891
	2014	—	25,409	—	25,409
Christopher M. Lowery	2016	—	31,262	—	31,262
	2015	—	42,381	—	42,381
	2014	—	30,045	2,770	32,815
John W. Wesley	2016	—	24,392	—	24,392
	2015	—	35,771	—	35,771
	2014	107,915	36,641	17,757	162,313

(1)	Perquisites. The amount shown for Mr. Voskuil in 2016 reflects a moving allowance paid in connection with his relocation to Atlanta, Georgia, to assume his new role with the Company.
(2)	Defined Contribution Plan Amounts. Matching contributions were made under the Kimberly-Clark 401(k) Profit Sharing Plan and accrued under the Kimberly-Clark Supplemental 401(k) Plan in 2014, and under the Halyard Health 401(k) Plan and Supplemental 401(k) Plan in 2016, 2015 and 2014, for each of the Company’s named executive officers. A profit-sharing contribution was also made under the Kimberly-Clark 401(k) Profit Sharing Plan and the Kimberly-Clark Supplemental 401(k) Plan in February 2015 with respect to Kimberly-Clark’s performance in 2014 for the Company’s named executive officers as follows:

48	2017 Proxy Statement

Compensation Tables

Name	Performance Year	Profit Sharing Contribution ($)
Robert E. Abernathy	2014	45,016
Steven E. Voskuil	2014	15,820
Rhonda D. Gibby	2014	9,679
Christopher M. Lowery	2014	10,841
John W. Wesley	2014	14,096
The profit sharing contribution varied depending on Kimberly-Clark’s performance for the year. The Company does not have a profit sharing plan.

(3)	Tax Gross-Ups. The amount shown for Mr. Voskuil reflects tax reimbursement for income attributed to him in 2016 under the Company’s relocation program in connection with his relocating to the Atlanta, Georgia area to assume his new role with the Company.

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Compensation Tables

Grants of Plan-Based Awards

The following table sets forth Company plan-based awards granted to the Company’s named executive officers during 2016 on a grant-by-grant basis.

GRANTS OF PLAN-BASED AWARDS IN 2016

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Type	Date Committee Took Action (3)	Grant Date (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Robert E. Abernathy	Performance- based RSUs	2/25/2016	3/1/2016				—	65,598	131,196				2,465,829
	Time-vested stock option	2/25/2016	5/5/2016								155,844	29.48	1,199,999
	Annual cash incentive award		2/25/2016	—	837,375	1,884,094
Steven E. Voskuil	Performance- based RSUs	2/25/2016	3/1//2016				—	17,493	34,986				657,562
	Time-vested stock option	2/25/2016	5/5/2016								41,558	29.48	319,997
	Annual cash incentive award		2/25/2016	—	305,515	687,409
Rhonda D. Gibby	Performance- based RSUs	2/25/2016	3/1/2016				—	7,981	15,962				300,006
	Time-vested stock option	2/25/2016	5/5/2016								18,961	29.48	146,000
	Annual cash incentive award		2/25/2016	—	157,325	353,981
Christopher M. Lowery	Performance- based RSUs	2/25/2016	3/1/2016				—	22,959	45,918				863,029
	Time-vested stock option	2/25/2016	5/5/2016								54,545	29.48	419,997
	Annual cash incentive award		2/25/2016	—	409,806	922,064
John W. Wesley	Performance- based RSUs	2/25/2016	3/1/2016				—	10,933	21,866				410,971
	Time-vested stock option	2/25/2016	5/5/2016								25,974	29.48	200,000
	Annual cash incentive award		2/25/2016	—	236,250	531,563

(1)	Represents the potential annual performance-based incentive cash payments each named executive officer could earn in 2016. These awards were granted under the Executive Officer Achievement Award Program, which is the annual cash incentive program for the Company’s executive officers. Actual amounts earned in 2016 were based on the 2016 objectives established by the Company’s Compensation Committee. See “Compensation Discussion and Analysis.” At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on the extent to which the 2016 objectives were met. The actual amounts paid in 2017 based on the 2016 objectives are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	Performance-based restricted share units granted to the named executive officers under the Equity Participation Plan.

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Compensation Tables

(3)	The grant date for each award is the effective date of each grant established by the Company’s Compensation Committee when it took action to grant the awards, unless there is a date for such grant in the column entitled “Date Committee Took Action.” If the date on which the Committee takes action to approve a grant falls during a blackout period during which insiders are not permitted to buy or sell shares of our common stock, then the grant is made effective as of a later date when the blackout period has expired. Our blackout periods typically expire at 11:59 p.m. Eastern time on the day after we publicly release the results of the prior quarter. In addition, as described in “Compensation Discussion and Analysis,” the Committee approved the dollar value of annual time-vested stock options grants to executive officers at its meetings in February but the option award is not effective until May when annual option awards are granted to non-executive officers.
(4)	Time-vested stock options granted to the named executive officers under the Equity Participation Plan on May 5, 2016 with respect to annual long-term incentive grants. See “Compensation Discussion and Analysis” for a discussion of our annual long-term annual grants.
(5)	Grant date fair value is determined in accordance with ASC Topic 718. See Note 10 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

Discussion of Summary Compensation and Plan-Based Awards Tables

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2016 table was paid or awarded, are described under “Compensation Discussion and Analysis” above.

Outstanding Equity Awards

The following table sets forth information concerning outstanding Company equity awards for the named executive officers as of December 31, 2016. The 2016 awards were part of our annual long-term incentive compensation awards. The 2015 awards were part of our annual long-term incentive compensation awards or our 2015 Grow to Greatness awards. The March 18, 2015 grants to Messrs. Lowery and Voskuil were made to correct errors in the calculation of their annual long-term incentive compensation awards and our 2015 Grow to Greatness awards. The 2014 option awards were granted to replace Kimberly-Clark options that terminated as a result of the spin-off and those replacement options have terms equal to the remaining terms of the Kimberly-Clark options being replaced. Additionally, options were also granted in 2014 to the named executive officers which have ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table.

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Compensation Tables

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2016 (1)

			Option Awards (2)				Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
									Number of	Market or
								Market	Unearned	Payout
								Value of	Shares,	Value of
							Number	Shares	Units	Unearned
			Number of	Number of			of Shares	or Units	or Other	Shares,
			Securities	Securities			or Units of	of Stock	Rights	Units, or
			Underlying	Underlying			Stock That	That	That	Other Rights
			Unexercised	Unexercised	Option	Option	Have Not	Have Not	Have Not	That Have
			Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date		Exercisable	Unexercisable	Price ($) (3)	Date	(#) (4)	($) (7)	(#)	($) (10)
Robert E. Abernathy	5/5/2016		—	155,844	29.48	5/5/2026
	3/1/2016		—						65,598 (9)	2,425,814
	5/5/2015		28,846	67,308	45.43	5/5/2025
	3/5/2015		—	85,616	45.47	3/5/2025
	3/5/2015								39,587 (8)	1,463,927
	11/7/2014		13,119	8,800	37.88	11/7/2024
	11/7/2014						38,302 (5)	1,416,408
	11/7/2014						21,779 (6)	805,387
Steven E. Voskuil	5/5/2016		—	41,558	29.48	5/5/2026
	3/1/2016								17,493 (9)	646,891
	5/5/2015		7,452	17,388	45.43	5/5/2025
	3/18/2015		—	713	47.62	3/5/2025
	3/18/2015								330 (8)	12,203
	3/5/2015			21,404	45.47	3/5/2025
	3/5/2015								9,987 (8)	365,991
	11/7/2014	(A)	14,135	—	26.04	5/2/2022
	11/7/2014	(B)	20,443	—	34.24	5/1/2023
	11/7/2014	(C)	19,002	12,699	37.50	6/19/2024
	11/7/2014		3,600	2,400	37.88	11/7/2024
	11/7/2014						9,577 (5)	354,157
	11/7/2014						5,940 (6)	219,661
Rhonda D. Gibby	5/5/2016		—	18,961	29.48	5/5/2026
	3/1/2016								7,981 (9)	295,137
	5/5/2015		3,365	7,853	45.53	5/5/2025
	3/5/2015								4,618 (8)	170,774
	3/5/2015		—	9,989	45.47	3/5/2025
	11/7/2014	(A)	5,378	—	26.04	5/2/2022
	11/7/2014	(B)	10,223	—	34.24	5/1/2023
	11/7/2014	(C)	6,799	4,534	37.50	6/19/2024
	11/7/2014		2,160	1,440	37.88	11/7/2024
	11/7/2014						3,426 (5)	126,693
	11/7/2014						3,564 (6)	131,797
Christopher M. Lowery	5/5/2016		—	54,545	29.48	5/5/2026
	3/1/2016								22,959 (9)	849,024
	5/5/2015		9,615	22,436	45.53	5/5/2025
	3/18/2015		—	4,281	47.62	3/5/2025
	3/18/2015								1,979 (8)	73,183
	3/5/2015		—	24,258	45.47	3/5/2025
	3/5/2015								11,216 (8)	414,768
	11/7/2014	(A)	5,840	—	26.04	5/2/2022
	11/7/2014	(B)	9,713	—	34.24	5/1/2023
	11/7/2014	(C)	11,601	7,735	37.50	6/19/2024
	11/7/2014		8,520	5,680	37.88	11/7/2024
	11/7/2014						5,846 (5)	216,185
	11/7/2014						14,058 (6)	519,865

52	2017 Proxy Statement

Compensation Tables

		Option Awards (2)				Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number of	Market or
							Market	Unearned	Payout
							Value of	Shares,	Value of
						Number	Shares	Units	Unearned
		Number of	Number of			of Shares	or Units	or Other	Shares,
		Securities	Securities			or Units of	of Stock	Rights	Units, or
		Underlying	Underlying			Stock That	That	That	Other Rights
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Have Not	That Have
		Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	Price ($) (3)	Date	(#) (4)	($) (7)	(#)	($) (10)
John W. Wesley	5/5/2016	—	25,974	29.48	5/5/2026
	3/1/2016							10,933 (9)	404,302
	5/5/2015	3,846	8,975	45.53	5/5/2025
	3/5/2015							5,278 (8)	195,180
	3/5/2015	—	11,416	45.57	3/5/2025
	11/7/2014	1,320	880	37.88	11/7/2024
	11/7/2014					5,846 (5)	216,185
	11/7/2014					2,178 (6)	80,542

(1)	The amounts shown reflect outstanding equity awards granted under the Equity Participation Plan.

(2)	Stock options granted under the Equity Participation Plan generally become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date. Grow to Greatness awards become exercisable in three annual installments of 33.3% each, beginning on March 5, 2017. Option awards with a letter (A), (B) or (C) following the grant date were replacement options awarded to replace unvested Kimberly-Clark stock options which were forfeited as a result of the spin-off. The vesting schedule of those replacement options are the same as the forfeited Kimberly-Clark options, as follows:

	Original Grant Year	1st 30 percent vest	2nd 30 percent vest	Final 40 percent vest
(A)	2012	Vested in 2013	Vested in 2014	Vested in 2015
(B)	2013	Vested in 2014	Vested in 2015	Vested in 2016
(C)	2014	Vested in 2015	Vested in 2016	4/30/2017

All options become exercisable for three years upon death or total and permanent disability and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and options granted to the named executive officers are subject to the Executive Severance Plan. See “Potential Payments on Termination or Change of Control” below. The options may be transferred by the officers to family members or certain entities in which family members have interests.

(3)	The option price per share is equal to the closing price per share of the Company’s common stock at grant date, except for replacement options which have a grant price intended to preserve the intrinsic value of the forfeited Kimberly-Clark option being replaced, and options granted immediately following the spin-off which were priced using a weighted average closing price for the first five trading days following the effective date of the spin-off.

(4)	Time-vested restricted share units granted under the Equity Participation Plan. These awards replaced unvested Kimberly-Clark performance-based restricted share units that were forfeited as a result of the spin-off.

(5)	These replacement awards vest on April 30, 2017, which is the same date on which the forfeited awards they replaced were scheduled to vest.

(6)	These awards vest on November 7, 2017.

(7)	The values shown in this column are based on the closing price of our common stock on December 31, 2016 of $36.98 per share.

(8)	These performance-based restricted share units vest on March 5, 2018.

(9)	These performance-based restricted share units vest on March 1, 2019.

(10)	The values shown in this column are based on the closing price of our common stock on December 31, 2016 of $36.98 per share. The value assumes the performance-based restricted share units will payout at target. As of December 31, 2016, the performance-based share units issued in March 2015 are on pace to payout at zero percent, and the performance-based share units issued on March 1, 2016 are on pace to payout at 200 percent.

2017 Proxy Statement	53

Compensation Tables

Option Exercises and Stock Vested

The following table sets forth information concerning Company stock options exercised and stock awards vested during 2016 for the Company’s named executive officers.

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Robert E. Abernathy	—	—	—	—
Steven E. Voskuil	—	—	6,123	165,015
Rhonda D. Gibby	—	—	3,061	82,494
Christopher M. Lowery	—	—	2,911	78,451
John W. Wesley	—	—	—	—

(1)	The amounts in this table reflect Company time-based restricted share units that vested during the year.

(2)	The dollar amount reflects the total pre-tax value received by the Company’s named executive officers upon the vesting of the Company time-vested restricted share units (number of shares vested times the closing price of the Company’s common stock on the vesting date), including cash paid in lieu of fractional shares. It is not the grant date fair value disclosed in other locations in this proxy statement.

Pension Benefits

The Company does not offer a pension plan in the United States, and none of the Company’s executive officers participate in a Company pension plan.

Nonqualified Deferred Compensation

The following table sets forth information concerning the Company’s nonqualified defined contribution plan and deferred compensation plans for the Company’s named executive officers during 2016.

2016 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Company Contributions in 2016 ($) (1)	Aggregate Earnings in 2016 ($) (2)	Aggregate Balance at December 31, 2016 ($)
Robert E. Abernathy	Supplemental	39,852	54,991	706,361
	401(k) Plan
Steven E. Voskuil	Supplemental	11,643	19,300	195,652
	401(k) Plan
Rhonda D. Gibby	Supplemental	3,228	5,741	66,893
	401(k) Plan
Christopher M. Lowery	Supplemental	15,362	5,554	92,558
	401(k) Plan
John W. Wesley	Supplemental	8,492	21,500	311,317
	401(k) Plan

(1)	Contributions consist of amounts accrued by the Company under the Halyard Supplemental 401(k) Plan. These amounts are included in the Summary Compensation Table and represent a portion of the Defined Contribution Plan Payments included in All Other Compensation.

(2)	The amounts in this column show the changes in the aggregate account balance for the Company’s named executive officers during 2016 that are not attributable to company contributions. Aggregate earnings are not included in the Summary Compensation Table because the earnings are not above-market or preferential.

54	2017 Proxy Statement

Compensation Tables

Overview of Qualified and Non-Qualified Plans. The following is an overview of the Company’s qualified and non-qualified plans offered to our executive officers as of December 31, 2016.

	Halyard 401(k) Plan	Halyard Supplemental 401(k) Plan
Purpose	To assist employees in saving for retirement	To provide benefits to the extent necessary to fulfill the intent of the Halyard 401(k) Plan without regard to the limitations imposed by the Code on qualified defined contribution plans
Eligible participants	Most employees	Salaried employees impacted by limitations imposed by the Code on the Halyard 401(k) Plan
Is the plan qualified under the Code?	Yes	No
Can employees make contributions?	Yes	No
Does the Company make contributions or match employee contributions?	The Company matches 100% of employee contributions, to a yearly maximum of 6% of eligible compensation.	The Company provides credit to the extent the Company’s contributions to the Halyard 401(k) Plan are limited by the Code
When do account balances vest?	Immediately	Immediately
How are account balances invested?	Account balances are invested in certain designated investment options selected by the participant	Account balances are credited with earnings and losses as if such account balances were invested in certain designated investment options selected by the participant
When are account balances distributed?	Distributions of the participant’s vested account balance are only available after termination of employment. Loans, hardship and certain other withdrawals are allowed prior to termination of employment for certain vested amounts under the Halyard 401(k) Plan	Distributions of the participant’s vested account balance are payable after termination of employment.

The Halyard Supplemental 401(k) Plan is not funded and represents a general obligation of the Company.

Potential Payments on Termination or Change of Control

The Company’s executive officers are eligible to receive certain benefits in the event of termination of employment, including following a change of control of the Company. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.

Severance Benefits

The Company maintains two severance plans that cover its executive officers, depending on the circumstances that result in their termination. Those plans include the Executive Severance Plan, which is applicable when an executive officer is terminated following a change of control, and the Severance Pay Plan, which is applicable in the event of certain other involuntary terminations. An executive officer may not receive severance payments under more than one of the plans described below.

2017 Proxy Statement	55

Compensation Tables

Executive Severance Plan. The Company’s Board of Directors determines the eligibility criteria for participation in the Executive Severance Plan. The Company has entered into an agreement under this plan with each of its named executive officers. The agreements provide that, in the event of a “Qualified Termination of Employment” (as described below), the executive officers will each receive a cash payment in an amount equal to the sum of:

„ For the Chief Executive Officer, two times the sum of annual base salary and the average of the annual cash incentive award for the prior three years, or such fewer number of years for which the Chief Executive Officer had been employed by the Company, and for any other executive officer, one and one-half times the sum of annual base salary and the average of the annual cash incentive award for the prior three years, or such fewer number of years for which the executive officer had been employed by the Company,

„ If the separation from service occurs after March 31 of a given year, the pro-rated annual cash incentive award for that year, assuming that performance was achieved at the target level of performance,

„ The value of any outstanding stock option awards, based on the closing price of the Company’s common stock at the date of the Qualified Termination of Employment,

„ The value of the employer match each executive officer would have received if he or she had remained employed an additional two years under the Halyard Health 401(k) Plan and Halyard Health Supplemental 401(k) Plan, and

„ For the Chief Executive Officer, two times the value of the amount of COBRA premiums for medical and dental coverage and for any other executive officer, one and one-half times the value of the amount of COBRA premiums for medical and dental coverage.

A “Qualified Termination of Employment” is a separation from service within two years following a change of control of the Company (as defined in the plan) either involuntarily without cause or by the participant with good reason (as defined in the plan). In addition, any involuntary separation from service without cause within one year before a change of control will also be determined to be a Qualified Termination of Employment if it is in connection with, or in anticipation of, a change of control.

The current agreements with each executive officer expire on October 31, 2017, unless extended by the Company’s Compensation Committee.

The Executive Severance Plan provides that the executive officers are not entitled to a tax gross-up if they incur an excise tax due to the application of Section 280G of the Code. Instead, payments and benefits payable to an executive officer will be reduced to the extent doing so would result in the officer retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

The agreements with the executive officers provide that they will retain in confidence any confidential information known to them concerning the Company and the Company’s business so long as such information is not publicly disclosed.

Severance Pay Plan. The Company’s Severance Pay Plan generally provides eligible employees (including the Company’s named executive officers) severance payments and benefits in the event of certain involuntary terminations. Benefits under the Severance Pay Plan depend on the participants’ employee classification.

56	2017 Proxy Statement

Compensation Tables

Under the Severance Pay Plan, if an executive officer’s employment was involuntarily terminated, he or she would receive:

„	For the Chief Executive Officer, two times the sum of annual base salary and the average annual incentive award for the three prior fiscal years, and for any other executive officer, one and one-half times the sum of annual base salary and the average annual incentive award for the three prior fiscal years,

„	If the termination occurs after March 31 of a given year, a pro-rated annual incentive award for that year based on actual performance,

„	Six months of COBRA premiums for medical coverage, and

„	Six months of outplacement services and three months of participation in Halyard’s employee assistance program.

Severance pay under the Severance Pay Plan will not be paid to any participant who is terminated for cause (as defined in the plan), is terminated during a period in which the participant is not actively at work for more than 25 weeks (except to the extent otherwise required by law), voluntarily quits or retires, dies or is offered a comparable position (as defined in the plan).

A named executive officer must execute a full and final release of claims against the Company within a specified period of time following termination to receive severance benefits under the Severance Pay Plan. If the release has been timely executed, severance benefits are payable as a lump sum cash payment no later than 60 days following the participant’s termination date. Any current year annual incentive award that is payable under the Severance Pay Plan will be paid at the same time as it was payable under the Executive Officer Achievement Award Program or the Management Achievement Award Program, as applicable, but no later than 60 days following the calendar year of the separation from service.

Retirement, Death and Disability

Retirement. Retirement is defined as separation from service on or after the age of 60 with five years of service, or on or after age 55 with ten years of service. Years of service at Kimberly-Clark prior to the spin-off are considered years of service for the definition of retirement. In the event of retirement, the Company’s named executive officers are entitled to receive:

„	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of five years or the remaining term of the options,

„	For units outstanding more than six months after the date of grant, performance-based restricted share units will be payable based on attainment of the performance goal at the end of the performance period,

„	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the performance period,

„	Annual incentive award payment under the Executive Officer Achievement Award Program or the Management Achievement Award Program, as applicable, as determined by the Halyard Compensation Committee in its discretion.

2017 Proxy Statement	57

Compensation Tables

Death. In the event of death while an active employee, the following benefits are payable:

„	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

„	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,

„	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the performance period,

„	Annual incentive award payment under the Executive Officer Achievement Award Program or the Management Achievement Award Program, as applicable, as determined by the Halyard Compensation Committee in its discretion, and

„	Payment of benefits under the Company’s group life insurance plan (which is available to all salaried employees in the United States) equal to two times the participant’s annual pay, up to $1 million (plus any additional coverage of three, four, five or six times the participant’s annual pay, in increments of up to $1 million each, purchased by the participant at group rates). The Company provided and employee-purchased benefits cannot exceed $6 million.

Disability. In the event of a separation from service due to a total and permanent disability, as defined in the applicable plan, the Company’s named executive officers are entitled to receive:

„	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

„	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the performance period,

„	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,

„	Annual incentive award payment under the Executive Officer Achievement Award Program or the Management Achievement Award Program, as applicable, as determined by the Company’s Compensation Committee in its discretion,

„	Continuing coverage under the Company’s group life insurance plan (available to all U.S. salaried employees), with no requirement to make monthly contributions toward coverage during disability, and

„	Payment of benefits under the Company’s Long-Term Disability Plan (available to all U.S. salaried employees). Long-term disability under the plan would provide income protection of monthly base pay, ranging from a minimum monthly benefit of $50 to a maximum monthly benefit of $20,000. Benefits are reduced by the amount of any other Company or government-provided income benefits received (but will not be lower than the minimum monthly benefit).

58	2017 Proxy Statement

Compensation Tables

Potential Payments on Termination or Change of Control Table

The following table presents the approximate value of (1) the severance benefits for the named executive officers under the Executive Severance Plan had a Qualified Termination of Employment under that plan occurred on December 31, 2016; (2) the severance benefits for the Halyard named executive officers under the Severance Pay Plan if an involuntary termination had occurred on December 31, 2016; (3) the benefits that would have been payable on the death of the Halyard named executive officers on December 31, 2016; (4) the benefits that would have been payable on the total and permanent disability of the Halyard named executive officers on December 31, 2016; and (5) the potential payments to Messrs. Abernathy and Wesley if they had retired on December 31, 2016. If applicable, amounts in the table were calculated using the closing price of Halyard’s common stock on December 31, 2016 of $36.98 per share.

Because none of the Company’s named executive officers, other than Messrs. Abernathy and Wesley, were eligible to retire as of December 31, 2016, potential payments assuming retirement on that date are not included for the other named executive officers. The value of benefits that already were vested as of December 31, 2016, such as vested but unexercised stock options and the balances of the executive officers’ accounts under the Halyard Health 401(k) Plan and the Halyard Supplemental 401(k) Plan, are not included in the table.

The amounts presented in the following table are in addition to amounts each Company named executive officer earned or accrued prior to termination, such as previously vested benefits under Company’s qualified and non-qualified plans, previously vested options, restricted stock and restricted share units and accrued salary and vacation. For information about these previously earned and accrued amounts, see the “Summary Compensation Table,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” and “Nonqualified Deferred Compensation.”

2017 Proxy Statement	59

Compensation Tables

Name	Cash Payment ($)		Equity with Accelerated Vesting ($)		Additional Retirement Benefits ($)		Continued Benefits and Other Amounts ($)		Total ($)
Robert E. Abernathy
Qualified Termination of Employment in connection with a Change in Control (1)	3,816,262		1,168,830	(2)	100,485	(3)	32,932	(4)	5,118,509
Involuntary termination absent a Change in Control (5)	3,816,262						13,646	(6)	3,829,908
Death (7)	2,400,091	(8)	4,222,366	(2)					6,622,457
Disability	1,400,091	(8)	4,222,366	(2)				(9)	5,622,457
Retirement	1,400,091		2,413,144	(2)				(10)	3,813,235
Steven E. Voskuil
Qualified Termination of Employment in connection with a Change in Control (1)	1,279,244		522,392	(2)	52,374	(3)	34,792	(4)	1,888,802
Involuntary termination absent a Change in Control (5)	1,279,244						16,768	(6)	1,296,013
Death (7)	1,383,721	(8)	1,098,585	(2)					2,482,306
Disability	510,821	(8)	1,309,292	(2)				(9)	1,820,113
Rhonda D. Gibby
Qualified Termination of Employment in connection with a Change in Control (1)	798,545		229,075	(2)	37,758	(3)	20,490	(4)	1,085,868
Involuntary termination absent a Change in Control (5)	798,545						12,243	(6)	810,789
Death (7)	892,347	(8)	494,714	(2)					1,387,061
Disability	263,047	(8)	581,580	(2)				(9)	844,628
Christopher M. Lowery
Qualified Termination of Employment in connection with a Change in Control (1)	1,512,779		499,614	(2)	57,855	(3)	28,966	(4)	2,099,214
Involuntary termination absent a Change in Control (5)	1,512,779						14,826	(6)	1,527,605
Death (7)	1,649,396	(8)	1,370,129	(2)					3,019,525
Disability	685,196	(8)	1,460,655	(2)				(9)	2,145,851
John W. Wesley
Qualified Termination of Employment in connection with a Change in Control (1)	1,075,267		194,805	(2)	47,250	(3)	34,792	(4)	1,352,114
Involuntary termination absent a Change in Control (5)	1,075,267						16,768	(6)	1,092,035
Death (7)	1,182,510	(8)	621,961	(2)					1,804,471
Disability	395,010	(8)	621,961	(2)				(9)	1,016,971
Retirement	395,010		376,431	(2)				(10)	771,441
(1)	Represents amounts payable under the Halyard Health Executive Severance Plan.
(2)	Assumes that performance-based restricted stock units would vest at target level.
(3)	Includes the value of two additional years of employer contributions under the Halyard 401(k) Plan and the Halyard Supplemental 401(k) Plan, pursuant to the terms of the Executive Severance Plan.
(4)	Includes an amount equal to 24 months of COBRA medical and dental coverage for Mr. Abernathy and 18 months of COBRA medical and dental coverage for the other executive officers.
(5)	Benefits payable under the Halyard Health Severance Pay Plan.
(6)	Equals six months of COBRA medical coverage and outplacement services.
(7)	Balances in each executive’s accounts under the Halyard 401(k) Plan and the Halyard Supplemental 401(k) Plan are excluded because the payout of those balances upon death is a benefit available to all U.S. salaried employees.
(8)	For death, includes the payment of benefits under the Company’s group life insurance plan (which is available to all U.S. salaried employees). For death and disability, assumes the Company Compensation Committee would approve payment under the Executive Officer Achievement Award Program for 2016 at the actual award level discussed in Compensation Discussion and Analysis.
(9)	The cost of continued coverage under the Company’s group life insurance plans has been excluded from the table because the benefit is available to all U.S. salaried employees and does not discriminate in scope or terms or operation in favor of our named executive officers. Also does not include benefits payable under Halyard’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would be dependent on the life span of the Company’s named executive officer and the value of any Company or government-provided income benefits received.
(10)	The cost of continued coverage under the Company’s group life insurance plans has been excluded from the table because the benefit is available to all U.S. salaried employees and does not discriminate in scope or terms or operation in favor of our named executive officers.

60	2017 Proxy Statement

Other Information

Security Ownership Information	The following table shows the number of shares of our common stock beneficially owned as of March 3, 2017, by each director and nominee, by each named executive officer, and by all directors, nominees and executive officers as a group.

Name	Number of Shares (1)(2)(3)(4)(5)	Percent of Class
Robert E. Abernathy	191,827	*
Gary D. Blackford	11,974	*
John P. Byrnes	12,002	*
Ronald W. Dollens	11,974	*
Rhonda D. Gibby	47,938	*
William A. Hawkins, III	14,321	*
Heidi K. Kunz	11,979	*
Christopher M. Lowery	92,146	*
Patrick J. O’Leary	12,024	*
Maria Sainz	11,166	*
Dr. Julie Shimer	11,974	*
Steven E. Voskuil	111,851	*
John W. Wesley	26,050	*
All directors, nominees and executive officers as a group (15 persons)	590,254	1.3

*	Each director, nominee, and named executive officer owns less than one percent of the outstanding shares of our common stock.

(1)	Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.

(2)	A portion of the shares owned by certain executive officers and directors may be held in margin accounts at brokerage firms. Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations. As of the date of this proxy statement, none of the executive officers or directors has any outstanding margin obligations under any of these accounts.

(3)	Share amounts include unvested restricted share units granted to the following named executive officers under the Halyard Health, Inc. Equity Participation Plan as indicated below. Amounts representing performance-based restricted share units (“PRSUs”) in the table below represent target levels for the awards. The PRSUs in the table below were granted on March 5, 2015, March 1, 2016, and February 28, 2017.

Name	Time-Vested Restricted Share Units (#)	Performance-Based Restricted Share Units (#)
Robert E. Abernathy	60,081	105,185
Steven E. Voskuil	21,640	27,720
Rhonda D. Gibby	10,051	12,599
Christopher M. Lowery	22,815	36,154
John W. Wesley	8,024	16,211

(4)	For each director who is not an officer or employee of the Company, share amounts include restricted share units granted under our Outside Directors’ Compensation Plan. These awards are restricted and may not be transferred, pledged or sold until the Outside Director retires from or otherwise terminates service on the Board.

2017 Proxy Statement	61

Other Information Security Ownership Information

(5)	Includes the following shares which could be acquired within 60 days of the date of this proxy statement:

Name	Number of Shares
Robert E. Abernathy	75,599
Steve E. Voskuil	32,588
Rhonda D. Gibby	13,587
Christopher M. Lowery	33,713
John W. Wesley	11,638
All directors, nominees and executive officers as a group (15 persons)	185,766

Our Corporate Governance Policies provide that, within five years of joining the Board, all Outside Directors should own an amount of our common stock or restricted share units at least equal in value to five times the annual Board cash compensation. For the purpose of these stock ownership guidelines, a director is deemed to own beneficially-owned shares, as well as restricted share units (whether or not any applicable restrictions have lapsed).

The following table sets forth the information, as of December 31, 2016, regarding persons or groups known to us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Blackrock, Inc. (1)	5,826,524	12.5
55 East 52nd Street
New York, NY 10022
T. Rowe Price Associates, Inc.(2)	5,713,972	12.2
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group (3)	4,154,151	8.9
100 Vanguard Way
Malvern, PA 19355

(1)	The address, number and percentage of shares of our common stock beneficially owned by Blackrock, Inc. are based on the Schedule 13G filed by Blackrock, Inc. with the SEC on January 10, 2017. According to the filing Blackrock, Inc. had sole voting power with respect to 5,665,421 shares, sole dispositive power with respect to 5,826,524 shares, and did not have shared voting or dispositive power as to any shares.

(2)	The address, number and percentage of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”) are based on Schedule 13G filed by Price Associates with the SEC on February 7, 2017. According to the filing, Price Associates had sole voting power with respect to 1,246,903, sole dispositive power with respect to 5,713,972 shares, and did not have shared voting or dispositive power as to any shares.

(3)	The address, number and percentage of shares of our common stock beneficially owned by The Vanguard Group are based on the Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2017. According to the filing, The Vanguard Group had sole voting power with respect to 55,885 shares, sole dispositive power with respect to 4,094,924 shares, shared voting power with respect to 5,687 shares, and shared dispositive power with respect to 59,227 shares.

62	2017 Proxy Statement

Other Information Transactions with Related Persons

Section 16(a) Beneficial Ownership Reporting Compliance	Section 16(a) of the Exchange Act requires our directors, executive officers, chief accounting officer, and any person beneficially owning more than 10 percent of our common stock to file reports with the SEC regarding their ownership of our stock and any changes in ownership. We maintain a compliance program to assist our directors, executive officers and chief accounting officer in making these filings. Based solely on a review of the Section 16 forms filed with the SEC during 2016, and certifications from our executive officers, directors, and chief accounting officer that no other reports were required for them, we believe that our executive officers, directors, and chief accounting officer and persons who beneficially own more than 10 percent of our common stock timely complied with their filing requirements for 2016.

Transactions with Related Persons	Policies and Procedures for Review, Approval or Ratification of Related Person Transactions. The Board has adopted written procedures for reviewing any transactions between the Company and certain “related persons” that involve amounts above certain thresholds. The SEC requires that our proxy statement disclose these “related person transactions.” A related person is defined under the SEC’s rules and includes our directors, executive officers and five percent stockholders.

The Board’s procedures provide that:

„ The Governance Committee is best suited to review, approve and ratify related person transactions involving any director, nominee for director, any five percent stockholder, or any of their immediate family members or related firms.

„ The Audit Committee is best suited to review, approve and ratify related person transactions involving executive officers (or their immediate family members or related firms), other than any executive officer that is also a Board member.

„ Either Committee may, in its sole discretion, refer its consideration of related person transactions to the full Board.

Each director, director nominee and executive officer is required to promptly provide written notification of any material interest that he or she (or an immediate family member) has or will have in a transaction with the Company. Based on a review of the transaction, a determination will be made as to whether the transaction constitutes a related person transaction under the SEC’s rules. As appropriate, the Governance Committee or the Audit Committee will then review the terms and substance of the transaction to determine whether to ratify or approve the related person transaction.

In determining whether the transaction is consistent with the Company’s best interest, the Governance Committee or the Audit Committee may consider any factors deemed relevant or appropriate, including:

„ Whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;

„ Whether the transaction constitutes a conflict of interest under our Code of Conduct, the nature, size or degree of any conflict, and whether mitigation of the conflict is feasible;

„ The impact of the transaction on a director’s independence; and

„ Whether steps have been taken to ensure fairness to the Company.

2016 Related Person Transactions. Based on SEC rules, the Board’s procedures, and the factors listed above there were no related party transactions in 2016.

2017 Proxy Statement	63

Other Information Stockholder Nominations for Board of Directors

Stockholders Sharing the Same Household	As permitted by SEC rules, multiple stockholders sharing the same address who hold their stock through a bank, broker, or other holder of record may receive a single copy of our annual report to stockholders and this proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Please contact Stockholder Services by mail at 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004, by telephone at 678-425-9273, or by e-mail at stockholder.services@hyh.com. In addition, any stockholder who wants to receive separate copies of the proxy statement or the annual report to stockholders in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

2018 Stockholder Proposals	Proposals by stockholders for inclusion in our proxy statement and form of proxy pursuant to SEC Rule 14a-8 for the Annual Meeting of Stockholders to be held in 2018 should be addressed to the Corporate Secretary, Halyard Health, Inc. 5405 Windward Parkway, Suite 100 South, Alpharetta, GA 30004, and must be received at this address no later than November 12, 2017; provided that if the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or after April 27, 2018 (the anniversary date of the 2017 Annual Meeting), the deadline will be a reasonable time before we begin to print and send our proxy materials to stockholders. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Stockholder Nominations for Board of Directors	Under our By-Laws, a stockholder who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary at our principal executive offices. We must receive this notice at least 90 days, but not more than 120 days, before the anniversary of the prior year’s Annual Meeting of stockholders (unless the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, in which case the notice must be received at least 90 days, but not more than 120 days, before the annual meeting date; or if we give less than 100 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). For a special meeting, we must receive the written nomination at least 90 days, but not more than 120 days, before the special meeting date (unless we give less than 100 days’ notice of the special meeting date, in which case the notice must be received within 10 days after the meeting date and the nominees proposed by the Board to be elected at the meeting are announced).

Our By-Laws specify information that the notice must contain about both the nominee and the nominating stockholder, including information sufficient to allow the Governance Committee to determine if the candidate meets the director nominee criteria described in this proxy statement.

The notice must contain:

• the name and address of the nominating stockholder;

• information about certain Company stock holdings of the nominating stockholder, including shares of stock, derivative holdings, arrangements under which the nominating stockholder has a right to vote shares, short interests, dividend rights that are separated or separable from the underlying shares, shares held through general or limited partnerships, and certain performance-related fees;

64	2017 Proxy Statement

Other Information Annual Report

• information about any interests of the nominating stockholder in contracts with the Company, its affiliates or principal competitors, as well as any significant equity interests, derivative holdings, or short interests in the Company’s principal competitors;

• as to the nominee and the nominating stockholder, any information that would be required to be disclosed in connection with a proxy solicitation (and whether a proxy solicitation will be conducted);

• information about certain related person transactions, contact and related information regarding the nominee; and

• information about any compensation and other understandings during the past three years, and other material relationships, between the nominating stockholder and the nominee.

The notice must be accompanied by each nominee’s written consent to being named in the proxy statement and to serving as a director if elected, and a completed and signed questionnaire, representation and agreement as required by our By-Laws.

A nomination that does not comply with the requirements set forth in our By-Laws will not be considered for presentation at the annual meeting, but will be considered by the Governance Committee for any vacancies arising on the Board between annual meetings in accordance with the process described in “Proposal 1. Election of Directors — Process and Criteria for Nominating Directors.”

Annual Meeting Advance Notice Requirements	Our By-Laws require advance notice for any business to be brought by a stockholder before a meeting of stockholders. In general, for business to be properly brought before an annual meeting by a stockholder (other than in connection with the election of directors; see “Other Information — Stockholder Nominations for Board of Directors”, and other than pursuant to SEC Rule 14a-8), written notice of the stockholder proposal must be received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders (unless the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, in which case the notice must be received at least 90 days, but not more than 120 days, before the annual meeting date; or if we give less than 100 days’ notice of the annual meeting date, the notice must be received within 10 days after the meeting date is announced). For the 2018 Annual Meeting, our Corporate Secretary must receive the proposal, which must conform to the notice requirements in our By-Laws, between December 28, 2017 and January 27, 2018.

Under our By-Laws, the stockholder’s notice to the Corporate Secretary must contain certain information regarding the stockholder, including name and address, shares held, derivative positions, dividend rights that are separate or separable from the underlying shares and certain performance-related fees. Additional information concerning the advance notice requirements and a copy of our By-Laws may be obtained from the Corporate Secretary of the Company at the address provided below. A copy of our By-Laws is also available in the Investors section of our website at www.halyardhealth.com.

Annual Report	Copies of our Annual Report on Form 10-K may be obtained without charge by: writing to Halyard Health, Inc., Attn: Corporate Secretary, 5405 Windward Parkway, Suite 100 South, Alpharetta, Georgia 30004; accessing the Investors section of our website at www.halyardhealth.com; or accessing the SEC’s EDGAR database at www.sec.gov.

2017 Proxy Statement	65

Other Matters

to be Presented at the

Annual Meeting

Our management does not know of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Halyard Health, Inc. 5405 Windward Parkway, Suite 100 South Alpharetta, Georgia 30004 Telephone (678) 425-9273 March 10, 2017	By Order of the Board of Directors.

Ross Mansbach Vice President — Deputy General Counsel Corporate Secretary

66	2017 Proxy Statement

Appendix A

Adjusted net income and adjusted diluted earnings per share are financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures.

Adjusted net income and adjusted diluted earnings per share exclude the following items, as applicable, for the relevant time periods indicated in the following non-GAAP reconciliation to the most directly comparable GAAP financial measures:

• Transition costs relating to the separation from Kimberly-Clark, which include costs to establish Halyard Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the company received from Kimberly-Clark as well as the rebranding and other supply chain transition costs, and are expected to continue through 2017.

• Manufacturing and strategic charges and gains associated with exiting one of the disposable glove facilities in Thailand and outsourcing the related production.

• Certain acquisition and integration charges related to the acquisition of CORPAK Medsystems, Inc.

• Impairment charges resulting from the annual impairment testing on the Company’s reporting units.

• Expenses associated with certain litigation matters.

• Expenses associated with the amortization of intangible assets related to prior business acquisitions.

• Impact of tax regulatory changes from prior periods.

The reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable GAAP measures, which are net income and diluted earnings per share, is presented in the following table (in millions, except per share amounts):

	Year Ended December 31,
	2016	2015
Net income, as reported	$ 39.8	$ (426.3)
Diluted EPS, as reported	$ 0.85	$ (9.15)

Spin-related transition charges	14.1	32.8
Manufacturing strategic changes	—	(8.4)
Acquisition-related charges	10.9	—
Goodwill impairment	—	474.0
Litigation and legal	12.6	10.6
Intangibles amortization	13.9	16.2
Regulatory tax changes	1.4	—

Net income, as adjusted (non-GAAP)	$ 92.7	$ 98.9
Diluted EPS, as adjusted (non-GAAP)	$ 1.97	$ 2.11
Diluted weighted average shares outstanding	47.0	46.8

2017 Proxy Statement	67

HALYARD HEALTH, INC. 5405 WINDWARD PARKWAY ALPHARETTA, GA 30004

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your below proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your mailed proxy to be voted at the meeting, it must be received by the company at the address set forth in the proxy statement by close of business on April 26, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16861-P85932 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALYARD HEALTH, INC.
The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.
1. Election of Class III Directors (Serving until the Annual Meeting in 2020).
Nominees:		For		Withhold
1a.	Robert E. Abernathy	☐		☐
1b.	Ronald W. Dollens	☐		☐
1c.	Heidi K. Kunz	☐		☐

						For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s 2017 financial statements.						☐	☐	☐
3. Advisory vote to approve named executive officer compensation.						☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No	HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
Halyard Health, Inc. Stockholders

April 27, 2017

9:00 a.m. Eastern Time

5405 Windward Parkway

Alpharetta, GA 30004

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E16862-P85932

Proxy — Halyard Health, Inc.

Notice of 2017 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on April 27, 2017.

The Halyard Health, Inc. Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and this proxy card are available at www.proxyvote.com.

Robert Abernathy, Steve Voskuil, and John Wesley or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card, all shares of common stock that the undersigned is entitled to vote at the Annual Stockholders Meeting of Halyard Health, Inc., to be held at the Company’s headquarters, 5405 Windward Parkway, Alpharetta, GA 30004, on April 27, 2017 at 9:00 a.m. Eastern Time and at any postponement or adjournment thereof. The undersigned hereby revokes any other proxy previously executed by the undersigned for the Annual Stockholders Meeting and acknowledges receipt of notice of the Annual Stockholders Meeting and the proxy statement. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or at any postponement or adjournment thereof.

IF YOU RETURN THIS PROXY AND NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2-3. IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES AND SIGNING AND DATING ON THE REVERSE SIDE. This proxy, when properly executed, will be voted as you direct on the reverse side.

Please date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Annual Stockholders Meeting, please so indicate in the space provided on the reverse side. To attend the Annual Meeting and vote these shares in person, please see “Attending the Annual Meeting” and “How to Vote” in the Halyard Health, Inc. proxy statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Items to be voted appear on reverse side.)